Exhibit 99.1

TCF 401K Plan
(Including the former Republic Capital Group, Inc.
Employee Stock Ownership Plan and the former
Great Lakes Bancorp Employees Stock Ownership Plan)
(As amended through January 24, 2018)

INDEX

ARTICLE I GENERAL.................................................................................................................................1

Sec. 1.1	Name and History of Plan...............................................................................................1

Sec. 1.2	Purpose............................................................................................................................1

Sec. 1.3	Effective Date..................................................................................................................1

Sec. 1.4	Construction and Applicable Law...................................................................................1

Sec. 1.5	Benefits Determined Under Provisions in Effect at Termination of Employment......... 2
ARTICLE II MISCELLANEOUS DEFINITIONS.......................................................................................2

Sec. 2.1	Account........................................................................................................................... 2

Sec. 2.2	Active Participant............................................................................................................2

Sec. 2.3	Affiliate........................................................................................................................... 2

Sec. 2.4	After-tax Contributions...................................................................................................2

Sec. 2.5	Basic Compensation........................................................................................................2

Sec. 2.6	Beneficiary......................................................................................................................4

Sec. 2.7	Board...............................................................................................................................4

Sec. 2.8	Code................................................................................................................................4

Sec. 2.9	Common Control.............................................................................................................4

Sec. 2.10	Company..........................................................................................................................5

Sec. 2.11	ERISA.............................................................................................................................5

Sec. 2.12	Exempt Loan...................................................................................................................5

Sec. 2.13	Forfeitures.......................................................................................................................6

Sec. 2.14	Fund.................................................................................................................................6

Sec. 2.15	Funding Agency...............................................................................................................6

Sec. 2.16	Great Lakes Bancorp ESOP; Great Lakes Bancorp; Old GLBC ....................................7

Sec. 2.17	Highly Compensated Employee......................................................................................7

Sec. 2.18	Matching Contributions...................................................................................................7

Sec. 2.19	Named Fiduciary.............................................................................................................7

Sec. 2.20	Non-Highly Compensated Employee..............................................................................7

Sec. 2.21	Normal Retirement Age..................................................................................................8

Sec. 2.22	Participant........................................................................................................................8

Sec. 2.23	Participating Employer....................................................................................................8

Sec. 2.24	Plan Administrator...........................................................................................................8

Sec. 2.25	Plan Year..........................................................................................................................8

Sec. 2.26	Predecessor Employer.....................................................................................................8

Sec. 2.27	Qualified Employee.........................................................................................................9

Sec. 2.28	Republic ESOP; Republic.............................................................................................10

Sec. 2.29	Successor Employer......................................................................................................10

Sec. 2.30	TCF Financial Corporation or TCF Financial...............................................................10

Sec. 2.31	TCF Financial Stock......................................................................................................10

Sec. 2.32	Top-Heavy Plan.............................................................................................................10

Sec. 2.33	Unallocated Reserve......................................................................................................10

Sec. 2.34	Valuation Date...............................................................................................................10

Sec. 2.35	401(k) Contributions.....................................................................................................10

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ARTICLE III SERVICE DEFINITIONS....................................................................................................11

Sec. 3.1	Employment Commencement Date..............................................................................11

Sec. 3.2	Termination of Employment.........................................................................................11

Sec. 3.3	Recognized Break in Service........................................................................................11

Sec. 3.4	Elapsed Time.................................................................................................................12

Sec. 3.5	Years of Vesting Service................................................................................................13

Sec. 3.6	Qualified Military Service.............................................................................................13

Sec. 3.7	Hours of Service............................................................................................................13

Sec. 3.8	Year of Eligibility Service.............................................................................................15

Sec. 3.9	1-Year Break In Service................................................................................................15

Sec. 3.10	Eligibility Computation Period.....................................................................................16
ARTICLE IV PLAN PARTICIPATION......................................................................................................16

Sec. 4.1	Entry Date.....................................................................................................................16

Sec. 4.2	Eligibility for Participation............................................................................................16

Sec. 4.3	Enrollment.....................................................................................................................18

Sec. 4.4	Duration of Participation...............................................................................................18

Sec. 4.5	No Guarantee of Employment.......................................................................................19
ARTICLE V EMPLOYEE CONTRIBUTIONS.........................................................................................19

Sec. 5.1	Contributions Permitted................................................................................................19

Sec. 5.2	Employee Contribution Elections.................................................................................22

Sec. 5.3	Payment to Funding Agency.........................................................................................22

Sec. 5.4	Allocation of 401(k) Contributions and After‑tax Contributions.................................22

Sec. 5.5	Satisfaction of Code Section 401(k)..............................................................................23

Sec. 5.6	Adjustment of Contributions Required by Code Section 401(m).................................26

Sec. 5.7	Return of Excess 401(k) Contributions.........................................................................26
ARTICLE VI EMPLOYER CONTRIBUTIONS........................................................................................27

Sec. 6.1	Source............................................................................................................................27

Sec. 6.2	Matching Contributions.................................................................................................27

Sec. 6.3	Allocation of Matching Contributions..........................................................................27

Sec. 6.4	Employer Discretionary Contribution...........................................................................28

Sec. 6.5	Eligibility to Share in Employer Discretionary Contributions; Application of Forfeitures to Reduce Future Employer Matching Contributions.................................28

Sec. 6.6	Limitation on Employer Contributions.........................................................................29

Sec. 6.7	Limitation on Allocations..............................................................................................29

Sec. 6.8	Additional Employer Contributions..............................................................................34

Sec. 6.9	Timing of Allocations....................................................................................................35

Sec. 6.10	No Return of Excess Matching Contributions..............................................................35

Sec. 6.11	Advance Contributions..................................................................................................35

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ARTICLE VII INDIVIDUAL ACCOUNTS...............................................................................................36

Sec. 7.1	Accounts for Participants..............................................................................................36

Sec. 7.2	Valuation of Accounts...................................................................................................38

Sec. 7.3	Adjustment of Unallocated Reserve..............................................................................39

Sec. 7.4	Accounts of Terminated Participants............................................................................39

Sec. 7.5	Participant Statements or Certificates...........................................................................39

Sec. 7.6	Rollover Accounts.........................................................................................................39

Sec. 7.7	Voting Rights Regarding TCF Financial Stock.............................................................40

Sec. 7.8	“Pass Through” Treatment of Tender Offers.................................................................40

Sec. 7.9	Transfers from TCF Employees Savings‑Investment Plan...........................................41

Sec. 7.10	Rollover Contributions..................................................................................................41
ARTICLE VIII DESIGNATION OF BENEFICIARY................................................................................43

Sec. 8.1	Persons Eligible to Designate........................................................................................43

Sec. 8.2	Special Requirements for Married Participants............................................................43

Sec. 8.3	Form and Method of Designation.................................................................................43

Sec. 8.4	No Effective Designation..............................................................................................43

Sec. 8.5	Beneficiary May Not Designate....................................................................................44
ARTICLE IX BENEFIT REQUIREMENTS (VESTING).........................................................................44

Sec. 9.1	Benefit upon Retirement or Disability..........................................................................44

Sec. 9.2	Other Termination of Employment...............................................................................44

Sec. 9.3	Death.............................................................................................................................47

Sec. 9.4	Missing Participant or Beneficiary................................................................................47
ARTICLE X DISTRIBUTION OF BENEFITS..........................................................................................48

Sec. 10.1	Time and Method of Payment.......................................................................................48

Sec. 10.2	Distribution in Cash, TCF Financial Stock, or Marketable Securities..........................49

Sec. 10.3	Reemployment..............................................................................................................49

Sec. 10.4	Withdrawals From After‑tax Accounts While Employed.............................................49

Sec. 10.5
Withdrawals From Pre-Tax Employee & QNEC Accounts And Roth Accounts During Employment..................................................................................................................50

Sec. 10.6	Withdrawals From Matching, 100% Vested Company Money, and Rollover Accounts During Employment......................................................................................................52

Sec. 10.7	Miscellaneous Military Service Provisions...................................................................52

Sec. 10.8	Distributions at Age 70½ ..............................................................................................53

Sec. 10.9	Source of Benefits.........................................................................................................54

Sec. 10.10	Incompetent Payee........................................................................................................54

Sec. 10.11	Benefits May Not Be Assigned or Alienated................................................................54

Sec. 10.12	Payment of Taxes..........................................................................................................54

Sec. 10.13	Conditions Precedent.....................................................................................................55

Sec. 10.14	Company Directions to Funding Agency......................................................................55

Sec. 10.15	Effect on Unemployment Compensation......................................................................55

Sec. 10.16	Accounting Following Partial Termination or Termination of the Plan........................55

Sec. 10.17	Put Option.....................................................................................................................55

Sec. 10.18	No Other Restrictions on Qualifying Employer Securities...........................................56

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Sec. 10.19	Direct Rollover Distributions........................................................................................56

Sec. 10.20	Minimum Distribution Requirements...........................................................................58
ARTICLE XI MANAGEMENT OF FUNDS.............................................................................................61

Sec. 11.1	Composition..................................................................................................................61

Sec. 11.2	Funding Agency.............................................................................................................62

Sec. 11.3	Compensation and Expenses of Funding Agency.........................................................62

Sec. 11.4	Funding Policy...............................................................................................................62

Sec. 11.5	No Diversion.................................................................................................................62

Sec. 11.6	Description of TCF Financial Stock Fund....................................................................63

Sec. 11.7	Reinvestment; Pass‑through of Dividends...................................................................64

Sec. 11.8	Uninvested Cash............................................................................................................64

Sec. 11.9	Crediting of Contributions to TCF Financial Stock Fund.............................................64

Sec. 11.10	Leveraging of Plan........................................................................................................65

Sec. 11.11	Diversification of Investments......................................................................................65
ARTICLE XII ADMINISTRATION OF PLAN.........................................................................................67

Sec. 12.1	Administration by Company.........................................................................................67

Sec. 12.2	Certain Fiduciary Provisions.........................................................................................67

Sec. 12.3	Discrimination Prohibited.............................................................................................68

Sec. 12.4	Evidence........................................................................................................................68

Sec. 12.5	Correction of Errors......................................................................................................68

Sec. 12.6	Records..........................................................................................................................69

Sec. 12.7	General Fiduciary Standard...........................................................................................69

Sec. 12.8	Claims Procedure ..........................................................................................................69

Sec. 12.9	Bonding.........................................................................................................................69

Sec. 12.10	Waiver of Notice...........................................................................................................69

Sec. 12.11	Agent for Legal Process................................................................................................69

Sec. 12.12	Effect of Criminal Conviction.......................................................................................69

Sec. 12.13	Indemnification.............................................................................................................69
ARTICLE XIII AMENDMENT, TERMINATION, MERGER..................................................................70

Sec. 13.1	Amendment...................................................................................................................70

Sec. 13.2	Discontinuance of Joint Participation in Plan By a Participating Employer.................70

Sec. 13.3	Reorganization of Participating Employers..................................................................70

Sec. 13.4	Permanent Discontinuance of Contributions.................................................................71

Sec. 13.5	Termination...................................................................................................................71

Sec. 13.6	Partial Termination........................................................................................................71

Sec. 13.7	Merger, Consolidation, or Transfer of Plan Assets........................................................71

Sec. 13.8	Deferral of Distributions...............................................................................................72
ARTICLE XIV TOP‑HEAVY PLAN PROVISIONS.................................................................................72

Sec. 14.1	Key Employee Defined.................................................................................................72

Sec. 14.2	Determination of Top-Heavy Status..............................................................................72

Sec. 14.3	Minimum Contribution Requirement............................................................................74

Sec. 14.4	Vesting Schedule...........................................................................................................75

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Sec. 14.5	Definition of Employer..................................................................................................76

Sec. 14.6	Exemption For Collective Bargaining Unit..................................................................76
ARTICLE XV MISCELLANEOUS PROVISIONS...................................................................................76

Sec. 15.1	Insurance Company Not Responsible for Validity of Plan...........................................76

Sec. 15.2	Headings........................................................................................................................76

Sec. 15.3	Capitalized Definitions..................................................................................................76

Sec. 15.4	Gender...........................................................................................................................76

Sec. 15.5	Use of Compounds of Word “Here”..............................................................................76

Sec. 15.6	Construed as a Whole....................................................................................................76

– v –

TCF 401K Plan
(Including the former Republic Capital Group, Inc.
Employee Stock Ownership Plan and the former
Great Lakes Bancorp Employees Stock Ownership Plan)
(As amended and restated effective April 25, 2017)
ARTICLE I

GENERAL
Sec. 1.1    Name and History of Plan. The name of the plan set forth herein is “TCF 401K Plan.” It is sometimes referred to as the “Plan.” Prior to November 1, 2016, the Plan was known as the “TCF Employees Stock Purchase Plan.” The following plans (collectively sometimes referred to herein as the “Merged Plans”) have been merged with and into this Plan:

(a)	Republic Capital Group, Inc. Employee Stock Ownership Plan, effective October 1, 1993.

(b)	Great Lakes Bancorp Employee Stock Ownership Plan, effective December 31, 1995.

(c)	Gateway One Lending & Finance 401(k) Plan, effective December 31, 2011.
Commencing July 1, 2012, the Plan is a single plan consisting of two parts: (i) a profit sharing portion consisting of those portions of Accounts which at that point in time are invested in assets other than the TCF Financial Stock Fund, and (ii) a stock bonus portion consisting of those portions of Accounts which at that same point in time are invested in the TCF Financial Stock Fund, with the stock bonus portion being an employee stock ownership plan that is designed to invest primarily in the TCF Financial Stock Fund.
Sec. 1.2    Purpose. The Plan has been established for the purpose of providing eligible employees with a convenient, tax‑favored opportunity to invest in the stock of TCF Financial Corporation, so that they may share in the growth and prosperity of the Company and have an additional source of retirement income.
Sec. 1.3    Effective Date. The “Effective Date” of the Plan is January 1, 1987. As of October 1, 1988, the Plan was amended and restated as an employee stock ownership plan. The Plan has since been restated effective January 1, 1993, October 1, 1993 (in connection with the merger with Republic Capital Group, Inc. Employee Stock Ownership Plan, which was also amended and restated in that restatement), December 31, 1995 (in connection with the merger with the Great Lakes Bancorp Employees Stock Ownership Plan, which was also amended and restated in that restatement), January 1, 1998, December 1, 2004, January 1, 2006, July 1, 2008, and January 1, 2015. This restatement is effective as of April 25, 2017, except as otherwise specifically stated herein.
Sec. 1.4    Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under section 401 (a) of the Code, the requirements for a qualified cash or deferred arrangement under section 401(k) of the Code, and in the case of the portion of the Plan invested in the TCF Financial Stock Fund, the requirements for a stock bonus plan under section 401(a) of the Code and the requirements for an employee stock ownership plan under section 4975(e)(7) of the Code that is designed to invest primarily in qualifying employer securities meeting the requirements of sections 4975(e)(8) and 409(l) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in the Trust Agreement.
Sec. 1.5    Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, with respect to a Participant or former Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to such Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date the Termination of Employment occurred unless the Participant again becomes an Active Participant after said date and such active participation causes a contrary result under the provisions hereof.
ARTICLE II

MISCELLANEOUS DEFINITIONS
Sec. 2.1    Account. “Account” means a Participant’s or Beneficiary’s interest in the Fund of any of the types described in Sec. 7.1. Where more than one Account of any type has been established for a Participant or Beneficiary, references to “Account” shall include each Account of that type, except where the context clearly indicates to the contrary.
Sec. 2.2    Active Participant. An employee is an Active Participant while both a Participant and a Qualified Employee.
Sec. 2.3    Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.
Sec. 2.4    After-tax Contributions. “After-tax Contributions” are amounts contributed by Participants prior to April 1, 2006 under Sec. 5.1(b), and were previously referred to as “After-tax Deposits” under the terms of the Plan in effect prior to April 25, 2017.
Sec. 2.5    Basic Compensation.

(a)
“Basic Compensation” from a Participating Employer means a Participant’s earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with his or her Participating Employer or an Affiliate, while a Qualified Employee and a Participant (including, but not limited to, commissions paid to sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, but not including payments for referrals), plus any pre-tax contributions on behalf of the Participant to the Company’s 401(k) plan, cafeteria (Code section 125) plan, or transportation fringe benefit (Code section 132(f)) plan, and excluding the following:

(1)
Employer contributions to a plan of deferred compensation which are not includible in the Participant’s gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, and any distributions from a plan of deferred compensation.

(2)
Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(3)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

(4)	Other amounts (including, but not limited to, the first $50,000 of life insurance provided under a group term life insurance program) which received special tax benefits.

(5)
Earnings from a Participating Employer prior to the date as of which the Participating Employer was named as such in this Plan and severance pay (except as provided in subsection (b), payments for periods of time after the employee is no longer employed by a Participating Employer).

(6)	Reimbursements or other expenses allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

(7)
Irregular compensation, as determined by the Company under uniform and nondiscriminatory policies and practices which are consistent with Code section 414(s), including but not limited to the amount of any FICA, Medicare, federal, state, local or foreign income or excise tax “gross up” payment on any fringe benefits, expenses, reimbursements or compensation.

Amounts under Code section 125 will include any amounts that are not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Section 125 compensation); provided, that such an amount will be treated as an amount under Code section 125 only if the employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)
Effective for Plan Years commencing on and after January 1, 2008 payments that are made during a period commencing upon severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)), and ending on the later of the date that is 2½ months after the severance from employment or the last day of the Plan Year during which the severance from employment occurred, shall be included in Compensation if they are:

(1)
payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer, and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(2)	payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; and

(3)
payments to an individual who does not currently perform services for the Participating Employer by reason of qualified military service (as that term is used in Code section 414(u)(1)), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Participating Employer rather than entering qualified military service.

Payments that are not described in this subsection (b), other than payments described in paragraph (3) (relating to payments to an individual who is in qualified military service), are not included in Basic Compensation if they are paid after severance from employment, even if they are paid by the later of the date that is 2½ months after the severance from employment or the last day of the Plan Year during which the severance from employment occurred.

(c)
Solely for purposes of Sec. 5.5 and Sec. 5.6, Basic Compensation shall also include all bonuses, commissions, pay for overtime hours, and each and every other kind of additional compensation which is reportable by a Participating Employer or an Affiliate as income on form W‑2 for the Participant for the Plan Year, but Basic Compensation shall not include compensation paid to an employee during any portion of the Plan Year during which the employee was not an Active Participant or a Participant, or prior to the date the employee’s employer was named as a Participating Employer.

(d)
For Plan Years commencing on and after January 1, 2017, the annual Basic Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $270,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual Basic Compensation means Basic Compensation during the Plan Year or such other consecutive 12-month period over which Basic Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Basic Compensation for the determination period that begins with or within such calendar year.

Basic Compensation shall not include, for any purpose, dividends distributed to Participants pursuant to Sec. 11.7 of this Plan.
Sec. 2.6    Beneficiary. “Beneficiary” means the person or persons designated as such pursuant to the provisions of Article VIII.
Sec. 2.7    Board. The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.
Sec. 2.8    Code. “Code” means the Internal Revenue Code of 1986 as from time to time amended.
Sec. 2.9    Common Control. A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in section 414(b) of the Code; (ii) if both entities are trades or businesses (whether or not incorporated) which are under “common control” as defined in section 414(c) of the Code; (iii) if both entities are trades or businesses (whether or not incorporated) which are members of the same “affiliated service group” as defined in section 414(m) of the Code; or (iv) if both entities are required to be aggregated pursuant to regulations under section 414(o) of the Code.

Sec. 2.10    Company. The “Company” is TCF Financial Corporation. “Company” also means any successor to TCF Financial Corporation.
Sec. 2.11    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Sec. 2.12    Exempt Loan. “Exempt Loan” means a direct or indirect extension of credit to the Plan which satisfies the following requirements:

(a)
The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire TCF Financial Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

(b)	The Exempt Loan must be without recourse against the Fund except that:

(1)	The TCF Financial Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan (but for no other purpose), and

(2)
Any TCF Financial Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(3)
Any employer contributions made to the Plan in cash that are made for the purpose of satisfying the Plan’s obligations under the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

(4)
The earnings of the TCF Financial Stock acquired with the proceeds of an Exempt Loan and which continue to be pledged or otherwise used as security for the Exempt Loan may be pledged or otherwise used as security for an Exempt Loan.

(c)	The Exempt Loan must provide for principal payments and interest to be payable over a specific term.

(d)
Except as provided below in subsection (e), shares of TCF Financial Stock held to secure repayment of an Exempt Loan shall be released from encumbrance (and from the Unallocated Reserve) as the principal and interest payments on the Exempt Loan are paid. The number of shares which shall be so released from encumbrance (and from the Unallocated Reserve) shall be equal to the total number of encumbered shares of TCF Financial Stock (held in the Unallocated Reserve) multiplied by a fraction with a numerator equal to the principal and interest payments made on the Exempt Loan for a calendar month and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current calendar month and all subsequent calendar months. The number of future calendar months for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current calendar month.

(e)
In lieu of the method described in subsection (d), shares of TCF Financial Stock held to secure repayment of an Exempt Loan may be released from encumbrance (and from the Unallocated Reserve) with reference to principal payments only, provided all of the following conditions are met.

(1)	The Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

(2)
If the Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years (120 calendar months).

(3)
Shares of TCF Financial Stock held to secure repayment of the Exempt Loan shall be released from encumbrance (and the Unallocated Reserve) as the principal amount of the Exempt Loan is paid. The number of shares to be released from encumbrance (and from the Unallocated Reserve) must equal the total number of encumbered shares of TCF Financial Stock (held in the Unallocated Reserve) multiplied by a fraction the numerator of which equals the amount of the principal payments made with respect to the Exempt Loan for the current calendar month, and the denominator of which equals the total principal payments to be paid over the remaining term of the Exempt Loan (including the principal payments for the current calendar month).

(4)
For the purposes of this subsection (e), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

(f)
The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan and the guarantors, and the generally prevailing rates of interest.

(g)
In the event of default upon an Exempt Loan, the fair market value of TCF Financial Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(h)	The Plan shall not engage in an Exempt Loan that is not primarily for the benefit of Plan Participants and Beneficiaries.
Sec. 2.13    Forfeitures. “Forfeitures” means that part of the Fund so recognized under Secs. 9.2(b)(1) and 9.4.
Sec. 2.14    Fund. “Fund” means the aggregate of assets described in Sec. 11.1.
Sec. 2.15    Funding Agency. “Funding Agency” is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or part of the Fund.

Sec. 2.16    Great Lakes Bancorp ESOP; Great Lakes Bancorp; Old GLBC. The “Great Lakes Bancorp ESOP” is the Great Lakes Bancorp Employee Stock Ownership Plan, which was amended and restated in this restatement and merged with the TCF Employees Stock Ownership Plan ‑ 401(K) effective December 31, 1995. Prior to April 1, 2000, “Great Lakes Bancorp” was “Great Lakes National Bank Michigan (previously known as Great Lakes Bancorp, A Federal Savings Bank, and TCF Bank Michigan fsb). “Old GLBC” is Great Lakes Bancorp, A Federal Savings Bank, the federal savings bank which merged with TCF Bank Michigan fsb on February 8, 1995. Old GLBC ceased its corporate existence on February 8, 1995.
Sec. 2.17    Highly Compensated Employee. “Highly Compensated Employees” are all employees of a Participating Employer eligible to participate in the Plan and who meet one of the following requirements for the prior Plan Year unless otherwise provided in Code section 414(q):

(a)	At any time during the Plan Year or the preceding Plan Year, the employee was a 5% owner as defined in Code section 414(q)(2).

(b)
The employee received compensation (as defined in Code section 414(q)(4)) from a Participating Employer or Affiliate in excess of $120,000 in the preceding Plan Year in the case of determinations for the 2017 Plan Year, and was in the top 20 percent of employees of all Participating Employers and Affiliates when ranked on the basis of such compensation paid during such year. The top 20 percent of employees shall be determined by excluding certain employees as provided in Code section 414(q)(5). The dollar amount specified in this subsection shall be adjusted for cost of living increases for each calendar year after 2017 as provided in Code section 414(q) and the applicable Treasury regulations. For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

(c)
In addition, any former employee is a Highly Compensated Employee to the extent required by the rules applicable to determining highly compensated employee status as in effect for the relevant Plan Year under Section 1.414(q)-1T of the Temporary Income Tax Regulations and IRS Notice 97-45.

In determining whether an individual is a Highly Compensated Employee, the Plan Administrator shall use all information reasonably available as of the date of the determination but shall not use projections or estimates.
Sec. 2.18    Matching Contributions. “Matching Contributions” are amounts contributed by Participating Employers under Sec. 6.2.
Sec. 2.19    Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. In addition, the Advisory Committee appointed pursuant to Sec. 7.7 is a Named Fiduciary for the limited purpose of directing the Funding Agency with respect to the voting of TCF Financial Stock. Other persons are also Named Fiduciaries under said Act if so provided by said Act or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act or as may be allocated by the Company, by action of the Board.
Sec. 2.20    Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an employee of the Participating Employers who is not a Highly Compensated Employee.

Sec. 2.21    Normal Retirement Age. “Normal Retirement Age” is age 65.
Sec. 2.22    Participant. A “Participant” is an individual described as such in Article IV.
Sec. 2.23    Participating Employer. The Company is a Participating Employer in the Plan. With the consent of the Company, by action of the Board, any other Affiliate may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. Also with such consent, any such adopting Affiliate may modify the provisions of the Plan as they shall be applicable to its employees. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. Effective as of January 1, 2012, the other Participating Employers are:
Fidelity National Capital, Inc.
Gateway One Lending & Finance, LLC
Great Lakes Mortgage Company
Great Lakes Mortgage LLC
Republic Capital Funding Corp. I
Republic Development, Inc.
Standard Financial Mortgage Corporation
TCB Air, Inc.
TCF Agency, Inc.
TCF Agency Wisconsin, Inc.
TCF Consumer Financial Services, Inc.
TCF Financial Insurance Agency, Inc.
TCF Financial Insurance Agency Illinois, Inc.
TCF Financial Insurance Agency Michigan, Inc.
TCF Financial Insurance Agency Wisconsin, Inc.
TCF Financial Services, Inc.
TCF Mortgage Corporation
TCF National Bank
TCF National Bank Colorado
TCF Real Estate Financial Services, Inc.
TCF Securities, Inc.
Winthrop Resources Corporation
Sec.2.24 Plan Administrator. The “Plan Administrator” for purposes of the Plan is the Company.
Sec. 2.25    Plan Year. A “Plan Year” is a calendar year.
Sec. 2.26    Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor, is a “Predecessor Employer” if named in this section and subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who become employees of the successor at the time of the acquisition and Participants hereunder are treated uniformly, the use of service with such Predecessor Employer does not produce discrimination in favor of Highly Compensated Employees, and there is no duplication of pension benefits for such service. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired in a transaction approved by the board of directors of TCF National Bank pursuant to a purchase agreement that calls for the acquired entity to be deemed a Predecessor Employer shall be added to the list of Predecessor Employers below without any further action, provided that fewer than 100 employees are acquired as part of such transaction. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury or his delegate. As of November 30, 2011, the Predecessor Employers are:

(a)	First Federal Savings and Loan Association of Mankato;

(b)	Carlton County Federal Savings and Loan Association;

(c)	Northland Federal Savings and Loan Association;

(d)	St. Peter Savings and Loan Association;

(e)	Pipestone Federal Savings and Loan Association;

(f)	Northern Federal Savings and Loan Association;

(g)	First Fidelity Savings and Loan;

(h)	Express Teller, Inc.;

(i)	Financial Data Products, Inc.;

(j)	Old GLBC (as defined in Sec. 2.16);

(k)	Bank of Chicago, s.s.b.;

(l)	Winthrop Resources Corporation,

(m)	Standard Financial, Inc., Standard Federal Bank for savings and Standard Financial Mortgage Corporation; and

(n)	Gateway One Lending & Finance, LLC.
Sec. 2.27    Qualified Employee. “Qualified Employee” means any employee of a Participating Employer, subject to the following:

(a)	An employee is not a Qualified Employee prior to the date as of which the employee’s employer becomes a Participating Employer.

(b)
A nonresident alien within the meaning of Code section 7701(b)(1)(B) while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.

(c)
An employee is not a Qualified Employee unless services are performed within the continental United States (including Alaska) or Hawaii, or the principal base of operations to which the employee frequently returns is within the continental United States (including Alaska) or Hawaii.

(d)	For purposes of this Plan, an individual shall be considered an “employee” only for such periods as the individual is classified as such on the payroll records of the Participating

Employer. An individual shall be deemed not to be an employee for purposes of this plan at any time that the individual is classified by such Employer, in its sole discretion, as an independent contractor, a leased employee, a temporary agency employee or in any other status which is not a regular employment status. In the event that an individual is subsequently reclassified as an employee on a Participating Employer’s records, benefits under this Plan will continue to be based on the classifications that were in effect at the time the individual’s services were rendered.
Sec. 2.28    Republic ESOP; Republic. The “Republic ESOP” is the Republic Capital Group, Inc. Employees Stock Ownership Plan which was amended and restated and merged with the TCF Employees Stock Ownership Plan ‑ 401(k) effective October 1, 1993. “Republic” is Republic Capital Group, Inc. or any subsidiary thereof. Republic merged with TCF Financial effective April 21, 1993.
Sec. 2.29    Successor Employer. A “Successor Employer” is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board.
Sec. 2.30    TCF Financial Corporation or TCF Financial. “TCF Financial Corporation” or “TCF Financial” means TCF Financial Corporation, a Delaware corporation.
Sec. 2.31    TCF Financial Stock. “TCF Financial Stock” means common stock of TCF Financial Corporation or such other qualifying employer securities, as defined in Code section 4975(e)(8), as are designated for purchase by TCF Financial under the Plan.
Sec. 2.32    Top-Heavy Plan. “Top‑Heavy Plan” is defined in Article XIV.
Sec. 2.33    Unallocated Reserve. “Unallocated Reserve” means that portion of the Fund which consists of shares of TCF Financial Stock (and dividends thereon) acquired with the proceeds of an Exempt Loan and which are held in suspense pending allocation to Participants’ Accounts pursuant to Articles VI and XI.
Sec. 2.34    Valuation Date. “Valuation Date” means the date on which the Investment Funds and Accounts are valued as provided in Article VII. Each day on which the New York Stock Exchange is open for business is a “Valuation Date.”
Sec. 2.35 401(k) Contribution. “401(k) Contribution” means the amount contributed by a Participating Employer under Sec. 5.1(a) at the election of individual Participants. A 401(k) Contribution may be either a Pre-tax 401(k) Contribution or a Roth 401(k) Contribution. A “Roth 401(k) Contribution” is a 401(k) Contribution with respect to which a Roth designation has been made at the time of an election under Sec. 5.1 and such contributions will be treated as after-tax contributions for federal income tax purposes and included at the gross income of the Participant for federal income tax purposes at the time of deferral in accordance with Code section     402A. A “Pre-tax 401(k) Contribution” is a 401(k) Contribution other than a Roth 401(k) Contribution and, as such, is intended to qualify for exclusion from the Participant’s gross income under Code section 402(e)(3) as a result of the Plan’s compliance with Code section 401(k). Prior to January 1, 2018, all 401(k) Contributions are Pre-tax 401(k) Contributions (previously referred to as “Tax-deferred Deposits” under the terms of the Plan in effect prior to April 25, 2017). Effective January 1, 2018, pursuant to Sec. 5.1 and Sec. 5.2, an Active Participant will be allowed to designate his or her 401(k) Contributions as being Roth 401(k) Contributions or, in the absence of such designation, Pre-tax 401(k) Contributions. Any designation made by a Participant will be irrevocable after the Compensation to which the election relates becomes payable until changed in accordance with Sec. 5.1(a) with respect to future Compensation (a retroactive designation or recharacterization is not permitted).
ARTICLE III

SERVICE DEFINITIONS
Sec. 3.1    Employment Commencement Date. “Employment Commencement Date” means the date on which an employment relationship begins with a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate or a Predecessor Employer. The employment relationship begins on the date the employee first completes an Hour of Service for the employer, rather than on the date of hire.
Sec. 3.2    Termination of Employment. The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon such employee’s resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the employee’s Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer‑employee relationship; provided, however, that Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. Any transfer of employment from an association or other entity to the Company which occurs as a result of the merger of said association or other entity with the Company or the acquisition of said association or other entity by the Company and which occurs as of the date of such merger or acquisition is not a Termination of Employment. Notwithstanding the foregoing, for the purpose of determining a Participant’s entitlement to receive a distribution of elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions, Termination of Employment shall mean a severance from employment within the meaning of Code section 401(k)(2)(B)(i)(I).
Sec. 3.3    Recognized Break in Service. A “Recognized Break in Service” is a period of at least 12 consecutive months duration which begins on the day on which an employee’s Termination of Employment occurs. A Recognized Break in Service ends on the day on which an employment relationship is again established with a Participating Employer, an Affiliate or a Predecessor Employer.

(a)
If an individual is absent from work for maternity or paternity reasons, and the absence begins on or after January 1, 1985, the 12‑month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.

(b)
For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(c)	With respect to Participants who at any time were Republic employees, a Recognized Break in Service begins prior to October 1, 1993 on the same date that it began under the Republic

ESOP, as reflected in the trustee’s records for the Republic ESOP and ends on the date such employee returned to work with Republic or on or after October 1, 1993, with another Participating Employer or as reflected on the trustee’s records for the Republic ESOP if such return to work occurred before October 1, 1993.

(d)
With respect to participants who at any time were employees of Great Lakes Bancorp, Old GLBC or subsidiaries thereof, a Recognized Break in Service begins prior to January 1, 1996 on the same date that it began under the Great Lakes Bancorp ESOP, as reflected in the trustee’s or administrator’s records for the Great Lakes Bancorp ESOP, and ends on the date such employee returned to work with Great Lakes Bancorp, old GLBC or an affiliated company thereof, as reflected on the trustee’s or administrator’s records, if prior to January 1, 1996, or returns to work with a Participating Employer or an Affiliate on or after January 1, 1996.

Sec. 3.4    Elapsed Time. An employee’s “Elapsed Time” is equal to the aggregate time elapsed between the employee’s Employment Commencement Date and the most recent Termination of Employment of such employee or any other date as of which a determination of Elapsed Time is to be made, expressed in years and days, reduced as provided in the following subsections (a) and (b), increased as provided in the following subsection (c) and adjusted as provided in subsections (d), (e), and (f):
(a)    All Recognized Breaks in Service shall be subtracted from Elapsed Time.

(b)
If (i) an individual has had a Recognized Break in Service of 60 months or longer in duration; (ii) such Recognized Break in Service is equal to or longer than the individual’s Elapsed Time prior to such Break; and (iii) the individual had no right to a vested benefit under this Plan or under the TCF Employees Savings- Investment Plan based on employer contributions at the time the Break occurred, all Elapsed Time prior to the Recognized Break in Service shall be disregarded. In determining whether any Recognized Break in Service is equal to or longer than the individual’s Elapsed Time prior to the Break, the Elapsed Time prior to the Break shall not include any Elapsed Time disregarded under this section because of any previous Recognized Break in Service.

(c)
If an individual has service as a Qualified Employee and previous to, or subsequent to, such service the individual was a leased employee (as defined in Code section 414(n)(2), but without regard to section 414(n)(2)(B)), the service as such leased employee shall be recognized as service as an employee for purposes of determining Elapsed Time.

(d)
For a Participant who was an employee of Republic, Elapsed Time prior to October 1, 1993 shall equal the employment service with which such employee was credited under the Republic ESOP as of September 30, 1993, as reflected in the trustee’s records for the Republic ESOP, converted into years and days.

(e)
For a Participant who was an employee of Great Lakes Bancorp, Old GLBC or an affiliated company thereof, Elapsed Time prior to January 1, 1996 shall equal the employment service with which such employee was credited under the Great Lakes Bancorp ESOP as of December 31, 1995, as reflected in the trustee’s or administrator’s records for the Great Lakes Bancorp ESOP, converted into years and days.

(f)
The Elapsed Time of a Bank of America Employee shall include the period of service that was credited to such employee on the Closing Date of the BA Branch Agreement for the purpose of determining such employee’s vested interest in the BankAmerica 401(k)

Investment Plan, but not including any special rules relating to divestitures (such as, but not limited to, rules giving increased or 100% vesting to employees terminated in divestitures), as such period of service is reported by the plan administrator for the BankAmerica 401(k) Investment Plan. A “Bank of America Employee” is an individual who was an “Employee” of Bank America, FSB or an “Affiliate” (as such terms are defined in the BA Branch Agreement), and who was hired by a Participating Employer on the Closing Date, or Employees (as defined in the BA Branch Agreement) who began working for a Participating Employer prior to the Closing Date (“Transitional Employees”), but in no event earlier than January 5, 1998, or those Employees (as the term is defined in the BA Branch Agreement) on medical leave, family leave, military leave or personal leave under BA policies who became employed by TCF National Bank Illinois or an affiliated company pursuant to Section 2.4 of the BA Branch Agreement, but in any event no later than six months after the Closing Date.

(g)
For a Participant who was an employee of VGM, Inc., Elapsed Time shall include such Participant's employment service with VGM, Inc. prior to March 22, 2004 that would have been credited under this Plan, had VGM, Inc. then been a Participating Employer.

(h)
For a Participant who was an employee of Fidelity National Capital, Inc., Elapsed Time shall include such Participant's employment service with Fidelity National Capital, Inc. prior to September 25, 2009 that would have been credited under this Plan, had Fidelity National Capital, Inc. then been a Participating Employer.

For purposes of converting days into years, 365 days constitute one year.
Sec. 3.5    Years of Vesting Service. An employee’s Years of Vesting Service are equal to the employee’s Elapsed Time, except that for periods prior to October 1, 1999, there shall be excluded any calendar month of Elapsed Time for which the employee had the opportunity to make a 401(k) Contributions to the Plan and failed to do so. An employee’s periods of Elapsed Time not excluded under this section shall be aggregated, whether or not they are successive, to determine the employee’s number of whole Years of Vesting Service, on the basis that 12 months equal one year. Years of Vesting Service for Bank of America Employees who become Participants in this Plan who transferred to a Participating Employer shall include their Service under the BankAmerica 401(k) Investment Plan for vesting purposes, but not including any special vesting rules relating to divestitures (such as, but not limited to, rules giving increased or 100% vesting to employees terminated in divestitures), as reported by the plan administrator for such plan.
Sec. 3.6    Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.
Sec. 3.7    Hours of Service. “Hours of Service” are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees who the Company determines are in the same, or a similar, job classification, reasonably defined.

(a)
Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

(b)	For any computation period during all of which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

(1)	Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer during the applicable computation period is an Hour of Service.

(2)
Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed due to illness, disability or incapacity, or for which the employee is paid or entitled to payment pursuant to a Participating Employer’s long term disability program, is an Hour of Service. Such hours shall be credited irrespective of whether the employment relationship has terminated.

(3)
Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, layoff, jury duty, military duty, or leave of absence is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

(4)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

(5)	For purposes of paragraphs (2) and (3) above:

(A)
Hours of Service shall not be credited with respect to payments under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(B)
Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2, paragraphs (b) and (c) of the Department of Labor Regulations, as amended from time to time, and any substitute or replacement for said rules, which are incorporated herein by this reference.

(C)
A payment shall be deemed to be made by or due from an employer regardless of whether such payment is made by or due from the employer directly, or indirectly through, among others, a trust fund or insurer to which the employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of the particular employees or are on behalf of a group of employees in the aggregate.

(6)
The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts. However, for purposes of determining Hours of Service completed prior to July 1, 1976, the Company may use whatever records may be reasonably accessible to it and may make whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period or periods; and if accessible records are insufficient to make such approximation for a particular employee or group of employees, the Company may make a reasonable estimate of the Hours of Service completed by such employee or employees during the particular period.

(c)
For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with:

(1)	190 Hours of Service for each calendar month ended prior to April 1, 2004 for which he would otherwise be credited with at least one Hour of Service under subsection (b); and

(2)	45 Hours of Service for each calendar week ending after March 31, 2004 for which he would otherwise be credited with at least one Hour of Service under subsection (b).

(d)
Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(e)	In no event shall duplicate credit as an Hour of Service be given for the same hour.

(f)
This subsection (f) shall apply to an individual who has service as (i) either a common law employee or leased employee of (ii) either a Participating Employer or Affiliate of the Participating Employer. For purposes of determining Hours of Service, such individual shall be considered an employee of such Participating Employer or Affiliate during any period he or she would have been a leased employee of such Participant Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer on a substantially full-time basis for a period of at least one year.

Sec. 3.8    Year of Eligibility Service. Prior to April 1, 2006, a “Year of Eligibility Service” means an Eligibility Computation Period in which an employee obtains 1,000 or more Hours of Service. Commencing on April 1, 2006, a “Year of Eligibility Service” means one year of Elapsed Time. An employee’s periods of Elapsed Time not excluded under this section shall be aggregated, whether or not they are successive, to determine when the employee has completed a Year of Eligibility Service, on the basis that 12 months equal one year. An employee who has completed one year of Elapsed Time on March 31, 2006, but who did not obtain at least 1,000 Hours of Service in an Eligibility Computation Period that ended prior to April 1, 2006, shall be deemed to have completed his or her first Year of Eligibility Service on March 31, 2006.
Sec. 3.9    1-Year Break In Service. Prior to April 1, 2006, “1-Year Break In Service” means an Eligibility Computation Period for purposes of determining Years of Eligibility Service in which (i) the employee has no Hours of Service, and (ii) an employer-employee relationship with a Participating Employer,

Affiliate, or Predecessor Employer is not in effect at any time during such Plan Year. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

(a)
Notwithstanding the definition of Hours of Service, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

(b)
For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that began on or after January 1, 1985 (i) by reason of the pregnancy of the individual, (ii) by reason of birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Commencing on April 1, 2006, “1-Year Break In Service” means a Recognized Break in Service of 12 consecutive months.
Sec. 3.10    Eligibility Computation Period. An employee’s first Eligibility Computation Period is the 12-consecutive month period beginning on the employee’s Employment Commencement Date. The employee’s second Eligibility Computation Period is the 12-consecutive month period commencing on the first day of a Plan Year commencing in the employee’s first Eligibility Computation Period. Each subsequent 12-consecutive month period commencing on the first day of a Plan Year, prior to the end of the 12-consecutive month period beginning on the first day of a Plan Year in which the employee has a 1-Year Break In Service, is also an Eligibility Computation Period. If subsequent to such 12-consecutive month period the employee has an Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date are computed as though such Employment Commencement Date was the employee’s first such date. The Eligibility Computation Period for a Bank of America Employee (as defined in Sec. 3.4(f)) for the period prior to the Closing Date of the BA Branch Agreement (or, if earlier, the date of hire by a Participating Employer for transition employees) shall be the 12-consecutive month period beginning on the date the employee first completed an hour of service that was credited under the BankAmerica 401(k) Investment Plan, and each calendar year commencing after that date.
ARTICLE IV

PLAN PARTICIPATION
Sec. 4.1    Entry Date. “Entry Date” means any payroll date during a Plan Year.
Sec. 4.2    Eligibility for Participation. Eligibility to participate in the Plan shall be determined in accordance with the following:

(a)	An employee of a Participating Employer will be eligible to become a Participant in the Plan for the limited purpose of making 401(k) Contributions on:

(1)
In the case of a Qualified Employee who is classified by a Participating Employer as “full-time,” “part-time,” or “part-time 1,000,” and, effective January 1, 2017, in the case of any Qualified Employee, the earliest date on which the employee is a Qualified Employee, or January 1, 2017, if later.

(2)
Prior to January 1, 2017, in the case of a Qualified Employee other than one classified by a Participating Employer as “full-time,” “part-time,” or “part-time 1,000,” the earliest date following the date on which all of the following requirements are met:

(A)    The employee is a Qualified Employee.

(B)	Prior to April 1, 2006, the last day of the first Eligibility Computation Period in which the employee is credited with at least one Year of Eligibility Service.

(C)	On and after April 1, 2006, the date the employee is credited with at least one Year of Eligibility Service.
The provisions of this Plan relating to Matching Contributions shall not apply to any such employee until the employee is eligible to become a Participant in the Plan for the purpose of receiving Matching Contributions pursuant to subsection (b).

(b)
An employee of a Participating Employer will be eligible to become a Participant in the Plan for the purpose of receiving Matching Contributions on the earliest Entry Date following date on which all of the following requirements are met:

(1)	The employee is a Qualified Employee.

(2)	Prior to April 1, 2006, the last day of the first Eligibility Computation Period in which the employee is credited with at least one Year of Eligibility Service.

(3)	On and after April 1, 2006, the date the employee is credited with at least one Year of Eligibility Service.

(c)
If a former Participant is reemployed and meets the requirements of subsection (a) on the date the employee is rehired, the employee will be eligible to become a Participant again on the date the employee is rehired.

(d)
If a former employee who was not previously a Participant is reemployed as a Qualified Employee before incurring a 1-Year Break in Service, and met the applicable requirements of subsection (a) on the immediately preceding Entry Date, the former employee will be eligible to become a Participant on the date the former employee is rehired. However, the employee will not become a Participant for the purpose of receiving Matching Contributions unless and until the employee has met the requirements of subsection (b).

(e)
If an employee of a Participating Employer or an Affiliate who is not a Qualified Employee is transferred to a position in which the employee is a Qualified Employee, and if the employee met the applicable requirements of subsection (a) on the Entry Date preceding his transfer, the employee will be eligible to become a Participant on the next Entry Date after the date of the transfer, provided the employee is still a Qualified Employee on that date. However, the employee will not become a Participant for the purpose of receiving Matching Contributions unless and until the employee has met the requirements of subsection (b).

(f)
If a Qualified Employee is transferred to a non‑Qualified Employee position, such an individual is not eligible to make 401(k) Contributions to the Plan while employed in a non‑Qualified Employee position and 401(k) Contributions or After-tax Contributions the individual elected before the transfer shall cease as of the transfer date.

(g)
If a former employee who was not previously a Participant is reemployed following five consecutive 1-Year Break(s) In Service, and if the number of the consecutive 1-Year Break(s) In Service equals or exceeds the employee’s total Years of Eligibility Service prior to the break, service prior to such break shall not be recognized for purposes of this section.

(h)
An employee of Republic who was a participant in the Republic ESOP on September 30, 1993 and whose account in the Republic ESOP was converted into a Republic Plan Account in this Plan effective October 1, 1993, became a Participant in this Plan effective October 1, 1993.

(i)
An individual who was a participant in the Great Lakes Bancorp ESOP and whose account in the Great Lakes ESOP is converted into a Great Lakes Plan Account in this Plan effective January 1, 1996 became a Participant in this Plan effective January 1, 1996.

(j)	An employee of Bank of Chicago, s.s.b. who met the eligibility requirements for participation on April 1, 1997 became a Participant on that date.

(k)	An employee of Winthrop Resources Corporation who met the eligibility requirements for participation on January 1, 1998 became a Participant on that date.

(l)
A Bank of America Employee (as defined in Sec. 3.4(f)) who was credited with at least one year of service for the purpose of determining his or her eligibility to participate in the BankAmerica 401(k) Investment Plan as reported by the plan administrator for that plan on the Closing Date of the BA Branch Agreement shall be credited with one Year of Eligibility Service for the purposes of this Plan. A Bank of America Employee who was credited with less than one year of service for the purpose of determining his or her eligibility to participate in the BankAmerica 401(k) Investment Plan as reported by the plan administrator for that plan on the Closing Date of the BA Branch Agreement shall be credited with 190 Hours of Service under this Plan for each month or portion of a month of service that was credited to the employee for such purpose on the Closing Date. Such Hours of Service shall be credited to the employee for the Eligibility Computation Period that includes the Closing Date.

(m)
A person who was an employee of Standard Financial, Inc., Standard Federal Bank for savings, or Standard Financial Mortgage Corporation on September 4, 1997, who transferred to a Participating Employer on September 5, 1997, and who was otherwise eligible for participation on April 1, 1998 became a Participant on that date.

Sec. 4.3    Enrollment. An eligible employee shall be enrolled as a Participant in the Plan for the purposes of making 401(k) Contributions or receiving Matching Contributions on the first administratively feasible date determined pursuant to Sec. 5.1(a).
Sec. 4.4    Duration of Participation. A Participant will continue to be such until the later of (i) the date the Participant incurs a Termination of Employment, or (ii) the date all benefits, if any, to which the Participant is entitled under the Plan have been distributed.

Sec. 4.5    No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the employee’s Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee’s employment with the Participating Employer.
ARTICLE V

EMPLOYEE CONTRIBUTIONS
Sec. 5.1    Contributions Permitted. Each Active Participant may elect to have 401(k) Contributions made to the Plan by the Participant’s Participating Employer, and may elect to make After‑tax Contributions to the Plan, subject to the following:

(a)	401(k) Contributions.

(1)
Prior to December 1, 2004, 401(k) Contributions were made on behalf of each Active Participant in an amount equal to 3% of the Participant’s Basic Compensation for each payroll period. However, a Participant could elect to have larger 401(k) Contributions, smaller 401(k) Contributions, or no 401(k) Contributions made on his or her behalf for any payroll period ending:

(A)	subsequent to the Entry Date on which the Participant was first enrolled in the Plan, if the Participant’s Employment Commencement Date was before April 1, 2004; or

(B)	on or about the 30th day following the Participant’s Employment Commencement Date, if the Participant’s Employment Commencement Date was on or after April 1, 2004.

(2)
Commencing on December 1, 2004, an Active Participant may elect to have 401(k) Contributions made on his or her behalf commencing as soon as administratively feasible following the date on which the Participant first becomes eligible to make 401(k) Contributions; provided that the Participant has filed the election prior to such commencement date during the election period established by the Company. 401(k) Contributions shall be in whole percentages of the Participant’s Basic Compensation for each payroll period and may not exceed 50% of the Participant’s Basic Compensation for any payroll period. An Active Participant who was automatically enrolled in the Plan prior to December 1, 2004 shall be deemed to have elected to have Pre-tax 401(k) Contributions made on his or her behalf in an amount equal to 3% of the Participant’s Basic Compensation for each payroll period, unless and until the Participant has made a new election in accordance with Sec. 5.2.

(3)
Commencing April 1, 2006 and prior to January 1, 2009, no 401(k) Contributions shall be made by a Participant within 6 months after a financial hardship withdrawal by such Participant pursuant to Sec. 10.5, a withdrawal by such Participant pursuant to Sec. 10.6(a) or (b), or a hardship withdrawal under Sec. 10.6(c). A Participant who made such a withdrawal before April 1, 2006 may resume making 401(k) Contributions as soon as administratively feasible following the later of April 1, 2006 or 6 months after the date of the withdrawal.

(4)
Commencing January 1, 2009, no 401(k) Contributions shall be made by a Participant within 6 months after a financial hardship withdrawal by such Participant pursuant to Sec. 10.5. A Participant who made a withdrawal pursuant to Sec. 10.6(a) or (b), or a hardship withdrawal under Sec. 10.6(c), prior to January 1, 2009 may resume making 401(k) Contributions as soon as administratively feasible following January 1, 2009.

(5)
401(k) Contributions not in excess of 6% of Basic Compensation for each payroll period shall be matched by Matching Contributions as provided in Sec. 6.2. A Participant’s Basic Compensation from a Participating Employer for each payroll period shall be reduced by an amount equal to the 401(k) Contributions that are made on behalf of the Participant for such payroll period. The Participating Employer shall contribute such amount as a 401(k) Contribution on behalf of the Participant.

(6)	Notwithstanding the foregoing

(A)
Commencing on April 1, 2006, a Qualified Employee whose most recent Employment Commencement Date (as defined in Section 3.1) was on or after December 6, 2004, and prior to October 1, 2015, and who does not have an election to make 401(k) Contributions in effect on his or her Automatic Enrollment Date, will be deemed to have made an election under subsection (a)(2), effective as of his or her Automatic Enrollment Date, to make Pre-tax 401(k) Contributions in an amount equal to four percent (4%) of his or her Basic Compensation for each payroll period, provided that the Company has given the Participant a notice that explains the automatic enrollment and the Participant’s right to elect a different rate of 401(k) Contributions (or no 401(k) Contributions), including an explanation of the procedure for exercising that right and the timing for implementation of any such election, and provided further that the Participant is given a reasonable period thereafter to elect to make a different rate of 401(k) Contributions (or no 401(k) Contributions). The preceding sentence shall not apply to any Participant who was not eligible to receive Matching Contributions prior to October 1, 2015. For the purposes of this subsection:

(i)
the “Automatic Enrollment Date” of a Qualified Employee who was eligible to receive Matching Contributions on April 1, 2006 shall be a date selected by the Company that is as soon as administratively feasible after April 1, 2006; and

(ii)
the “Automatic Enrollment Date” of a Qualified Employee who was not eligible to receive Matching Contributions on April 1, 2006 shall be a date selected by the Company that is as soon as administratively feasible after the date on which the Qualified Employee first becomes eligible to receive Matching Contributions following his or her employment or reemployment with the Company; provided, however, that no Automatic Enrollment Date shall occur on a date selected by the Company that is as soon as administratively feasible on or after October 1, 2015.

(iii)	any Qualified Employee who is an employee of Gateway One Lending & Finance, LLC on January 1, 2012, shall be subject to the provisions of this subparagraph (A) regardless of whether the Qualified Employee’s Employment Commencement Date was on or after December 6, 2004, and if the Qualified Employee’s Employment Commencement Date was on or before March 1, 2011, then the “Automatic Enrollment Date” for such Qualified Employee shall be a date selected by the Company that is as soon as administratively feasible after March 1, 2012.
An Active Participant who is automatically enrolled in the Plan pursuant to this subsection may thereafter elect to make a different rate of 401(k) Contributions (or no 401(k) Contributions) in accordance with Sec. 5.2.

(B)
No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by any Participating Employer or Affiliate during any taxable year, in excess of the dollar limitation contained in Code section 402(g) in effect for such taxable year, except to the extent permitted under Code section 414(v), if applicable. 401(k) Contributions shall cease at the point that the limit is reached during a quarter. The limit under Code section 402(g) shall be adjusted for each calendar year for any cost of living increases provided for that year in accordance with regulations of the Secretary of the Treasury. 401(k) Contributions are treated as employer contributions subject to the limitations applicable to such contributions under Article VI.

(b)
After‑tax Contributions. After‑tax Contributions may be made by a Participant with respect to payroll periods ending prior to April 1, 2006, in an amount not less than 1% nor more than 6% (in whole percentages) of the Participant’s Basic Compensation. After‑tax Contributions are not matched by any Matching Contributions. After‑tax Contributions are subject to the limitations on allocations in Sec. 6.7. After‑tax Contributions may not be made by a Participant with respect to payroll periods ending after April 1, 2006.

(c)
Catch-Up Contributions. Commencing April 1, 2006, all Qualified Employees who are eligible to make elective deferrals under this Plan and who will have attained age 50 before the close of the taxable year (the calendar year) that coincides with the Plan Year shall be eligible to make catch-up contributions for the Plan Year in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code section 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

The designated percentage of Basic Compensation shall be contributed each payroll period from the payment or payments of Basic Compensation during the payroll period. Such contributions, and any Participant elections relating thereto, shall be made in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer, and they shall require that a Participant’s elections with respect to 401(k) Contributions be received by the Company prior to the date on which the Basic Compensation to which they relate has been paid (or has otherwise been made currently available) to the Participant.

Notwithstanding anything in this Plan to the contrary:

(1)
Prior to April 1, 2006, no 401(k) Contributions or After‑tax Contribution shall be made by a Participant within 12 months after a financial hardship withdrawal by such Participant pursuant to Sec. 10.5 and, for calendar years ending prior to January 1, 2006, the amount of 401(k) Contributions for such Participant in such a calendar year next succeeding the calendar year in which the hardship withdrawal occurred shall be limited to the amount of 401(k) Contributions permissible under Code section 402(g) for such succeeding calendar year reduced by the amount of 401(k) Contributions made by such Participant in the calendar year during which the withdrawal occurred. Also, no After‑tax Contribution shall be permitted within 6 months after a withdrawal of After‑tax Contributions under Sec. 10.4 unless such withdrawal would qualify as a financial hardship under Sec. 10.5. No 401(k) Contributions shall be made by a Participant within 12 months after a withdrawal by such Participant pursuant to Sec. 10.6(a) or (b). Withdrawals under Sec. 10.6(c) shall result in the same suspension and limitation of 401(k) Contributions and After‑tax Contributions as withdrawals under Sec. 10.5.

(2)
Commencing April 1, 2006, no 401(k) Contributions shall be made by a Participant within 6 months after a financial hardship withdrawal by such Participant pursuant to Sec. 10.5, a withdrawal by such Participant pursuant to Sec. 10.6(a) or (b), or a hardship withdrawal under Sec. 10.6(c). A Participant who made such a withdrawal before April 1, 2006 may resume making 401(k) Contributions as soon as administratively feasible following the later of April 1, 2006 or 6 months after the date of the withdrawal.

Sec. 5.2    Employee Contribution Elections. As of any payroll date, an Active Participant may elect to do any of the following: increase or decrease the rate of 401(k) Contributions to any rate permitted under Sec. 5.1, discontinue contributions, or commence or recommence making contributions. Additionally, effective January 1, 2018, a Participant may elect as of any payroll date to designate all or any portion of his or her 401(k) Contributions as Roth 401(k) Contributions. In the absence of an affirmative designation by the Participant, the Participant’s 401(k) Contributions shall be treated irrevocably as Pre-tax 401(k) Contributions. To be effective, such elections shall be made in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer, and they shall require that a Participant’s elections be received by the Company prior to the date on which the Basic Compensation to which they relate has been paid (or has otherwise been made currently available) to the Participant.
Sec. 5.3    Payment to Funding Agency. The Participating Employers shall cause employee contributions to be paid to a Funding Agency designated by TCF Financial as soon as they can reasonably be segregated from the Participating Employers’ general assets, but in no event later than the 15th business day of the month following the month in which the contributions are received or withheld by the Participating Employer.
Sec. 5.4    Allocation of 401(k) Contributions and After‑tax Contributions. Pre-tax 401(k) Contributions made on behalf of a Participant shall be allocated to the Participant’s Pre-Tax Employee & QNEC Account. Roth 401(k) Contributions made on behalf of a Participant shall be allocated to the Participant’s Roth 401(k) Account. After‑tax Contributions made by a Participant shall be allocated to the Participant’s After‑tax Account. Contributions shall be reflected in Accounts as provided in Article VII. The Company shall not permit any employee contributions to be made (and shall cause such contribution to be refunded if it is made by mistake) if at the time such contribution is made it causes the limitation on benefits and contributions under section 415 of the Code to be exceeded.
Sec. 5.5    Satisfaction of Code Section 401(k).

(a)
Safe Harbor. With respect to Plan Years commencing on or after January 1, 2016, in the case of Active Participants who are not Early Participants (described in subsection (b)), the Plan is intended to satisfy the safe harbor requirements of Code section 401(k)(12). Accordingly, it is not necessary to satisfy the average deferral percentage test requirements of Code section 401(k) for that particular group of employees.

(b)
Early Participants. An “Early Participant” is an Active Participant who is ineligible to receive a Matching Contribution for a Plan Year pursuant to Sec. 4.2(b) because such Active Participant has not completed one Year of Eligibility Service. With respect to Early Participants, an average deferral percentage shall be calculated, and Active Participants described in subsection (a) shall be disregarded in calculating the average deferral percentage. The remainder of this subsection (b) shall be applied separately and solely with respect to Early Participants who are disaggregated pursuant to Treasury Regulation § 1.401(k)-3(h)(3).

(1)
Each Plan Year, the “deferral percentage” will be calculated for each Early Participant. Each Early Participant’s deferral percentage is calculated by dividing the amount referred to in subparagraph (A) by the amount referred to in subparagraph (B):

(A)
The total 401(k) Contributions (including excess 401(k) Contributions of Highly Compensated Employees distributed under Sec. 5.7, but excluding excess 401(k) Contributions of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates and excluding any catch-up contributions made in accordance with Sec. 5.1(c)), if any, allocated to the Early Participant’s Account with respect to the Plan Year.

(B)
The Early Participant’s Compensation with respect to the Plan Year. For purposes of this section, an Early Participant’s “Compensation” for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Early Participants for a particular Plan Year, but different definitions may be used for different Plan Years. The Company shall also determine whether Compensation includes or does not include the 401(k) Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 132(f)(4), 401(k), 402(h)(1)(B), or 403(b), and whether or not it includes amounts paid prior to the date an individual became a Participant. Compensation shall be subject to the limit provided under Sec. 2.5(d).

(2)
Each Plan Year, the average deferral percentage for Early Participants who are Highly Compensated Employees and the average deferral percentage for Early Participants who are Non-Highly Compensated Employees will be calculated. The deferral percentage for each Early Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent. The average deferral percentage for Early Participants who are Non‑Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the current Plan Year.

(3)	If the requirements of either subparagraph (A) or (B) are satisfied, then no further action is needed under this subsection (b):

(A)
The average deferral percentage for Early Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Early Participants who are Non-Highly Compensated Employees.

(B)
The excess of the average deferral percentage for Early Participants who are Highly Compensated Employees over the average deferral percentage for Early Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

(4)	If neither of the requirements of paragraph (3) is satisfied, then the 401(k) Contributions with respect to Early Participants who are Highly Compensated Employees shall be reduced as follows:

(A)
The total reduction amount for purposes of this paragraph (4) shall be determined as the excess of (i) the aggregate dollar amount of 401(k) Contributions actually taken into account in computing the deferral percentages for such Highly Compensated Employees for the Plan Year over (ii) the maximum dollar amount of 401(k) Contributions for such Highly Compensated Employees permitted under paragraph (3) (determined by hypothetically reducing 401(k) Contributions made on behalf of such Highly Compensated Employees in order of the deferral percentages, beginning with the greatest of such percentages).

(B)
The 401(k) Contributions of such Highly Compensated Employees who have the greatest dollar amount of 401(k) Contributions for the Plan Year shall be reduced to the extent necessary to reduce the amount to the next lower dollar amount of 401(k) Contributions contributed for such Highly Compensated Employee, unless a lesser reduction would be sufficient to equal the remaining total reduction amount. For purposes of this subparagraph (B), the greatest dollar amount is determined after distribution of any excess 401(k) Contributions under Sec. 5.7.

(C)
If the reduction in subparagraph (B) above does not result in aggregate reductions equal to the total reduction amount in subparagraph (A) above, this method of reductions shall be repeated one or more additional times until the aggregate amount of the reductions under this subsection is an amount equal to the total reduction amount in subparagraph (A). Notwithstanding anything in the foregoing provisions of this subsection to the contrary, such reduction shall be made in accordance with the methodology prescribed in Treasury Regulation § 1.401(k)-2(b)(2).
Notwithstanding the foregoing provisions of this paragraph (4), if an Early Participant who is a Highly Compensated Employee who is to have his or her 401(k) Contributions reduced for a Plan Year pursuant to this paragraph (4) is also eligible to make catch-up contributions under Sec. 5.1(c) and has not otherwise made the maximum catch-up contribution allowed for the Plan Year, then so much of such reduction amount as does not cause the catch-up contribution to exceed the maximum catch-up contribution allowed for the Early Participant for the Plan Year shall instead be recharacterized as catch-up contributions for the Early Participant for the Plan Year.

(5)
At any time during the Plan Year, the Company may make an estimate of the amount of 401(k) Contributions by Early Participants who are Highly Compensated Employees that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1 for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in paragraph (3) above.

(6)
If 401(k) Contributions with respect to an Early Participant who is a Highly Compensated Employee are reduced pursuant to paragraph (4), the excess 401(k) Contributions shall be distributed, subject to the following:

(A)
For purposes of this subsection, “excess 401(k) Contributions” mean the amount by which 401(k) Contributions for Early Participants who are Highly Compensated Employees have been reduced under paragraph (4), but does not include any amounts recharacterized as catch-up contributions.

(B)
Excess 401(k) Contributions (adjusted for income or losses allocable thereto as specified in subparagraph (C) below, if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

(C)	Income or losses allocable to excess 401(k) Contributions shall be equal to the amount of income or loss allocable to such excess amount for the Plan Year pursuant to Sec. 7.2.

(D)
The amount of excess 401(k) Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of excess 401(k) Contributions and income or losses allocable thereto previously distributed to the Early Participant pursuant to Sec. 5.7 for the calendar year ending with or within the Plan Year.

(E)	If a Highly Compensated Employee whose 401(k) Contributions must be reduced pursuant to this subsection had both Pre-tax 401(k) Contributions and

Roth 401(k) Contributions during the Plan Year, the amount reduced pursuant to this subsection shall consist first of the Participant’s Roth 401(k) Contributions.

(7)
The deferral percentage for any Early Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined pursuant to applicable Treasury regulations.

(8)
If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

(9)
If the entire Account balance of an Early Participant who is a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under paragraph (6) of this subsection or Sec. 5.7.

(10)
A corrective distribution of excess 401(k) Contributions under paragraph (6) of this subsection or Sec. 5.7 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

(11)
In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under paragraph (6) of this subsection shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

Sec. 5.6    Adjustment of Contributions Required by Code Section 401(m). For each Plan Year beginning on or after January 1, 2016, the Plan is intended to satisfy the safe harbor requirements of Code section 401(m)(11). Accordingly, it is not necessary to satisfy the average contribution percentage test requirements of Code section 401(m).
Sec. 5.7    Return of Excess 401(k) Contributions. If a Participant’s 401(k) Contributions under this Plan plus amounts excluded from income under Code section 402(e)(3) by the Participant under any other plan which meets the requirements of Code section 401(k) exceed the Code section 402(g) limit for any calendar year, the Participant must notify the Company by March 1 of the year following the year in which the amounts were deferred of the amount of such excess deferral contributions to be allocated to this Plan. The Company shall refund any such excess 401(k) Contributions and the earnings on the excess to the Participant by April 15 of the year following the year in which the deferral was made. If the Participant has both Pre-tax and Roth 401(k) Contributions for the Plan Year, the Participant may specify whether the excess to be distributed is to consist of Pre-tax 401(k) Contributions or Roth 401(k) Contributions (or some combination thereof), and in the absence of a specific direction, the excess will consist first of Roth 401(k) Contributions. A Participant is deemed to have notified the Company and to have allocated to this Plan any excess deferral contributions that arise by taking into account only those 401(k) Contributions made to this Plan and to any other plans of the Company and its Affiliates. The earnings attributable to excess 401(k) Contributions refunded pursuant to this Sec. 5.7 shall be determined in any reasonable manner permitted by regulations under Code section 402(g) as of the last day of the Plan Year with respect to which such 401(k) Contributions were contributed, provided, that earnings attributable to excess 401(k) Contributions contributed with respect to the Plan Year ended December 31, 2007 shall be determined as of a date that is not more than seven days prior to the date on which such excess 401(k) Contributions are refunded.
ARTICLE VI

EMPLOYER CONTRIBUTIONS
Sec. 6.1    Source. Contributions in support of this Plan are not limited by or subject to the existence of current or accumulated earnings or profits. Contributions may be made in the form of TCF Financial Stock or cash. Subject to the provisions of Sec. 11.11, cash contributions shall be invested in TCF Financial Stock shortly after the date contributed (unless applied to repayment of an Exempt Loan as provided in this Plan).
Sec. 6.2    Matching Contributions. The Participating Employers will match each Participant’s 401(k) Contributions under Sec. 5.1(a), as follows:

(a)
Payroll Period Matching. For each payroll period ending on or after January 1, 2016, for which 401(k) Contributions are made for Participants, the Participating Employers shall make Matching Contributions on behalf of the Participants in their employ in an amount equal to 100% of the Participant’s 401(k) Contributions that does not exceed 5% of the Participant’s Basic Compensation for the payroll period.

(b)
Time of Contribution. The Participating Employers shall pay Matching Contributions to a Funding Agency designated by the Company as soon as reasonably possible after the payroll period to which they relate.

(c)
No Matching Contributions for Excess 401(k) Contributions; Correction of Errors. Notwithstanding the foregoing subsections (a) and (b), no Matching Contribution will be made with respect to any amount by which the Participant’s contributions must be reduced pursuant to Sec. 5.7. Any Matching Contribution made in error with respect to any 401(k) Contributions, shall be placed in suspense and applied to reduce future Matching Contributions.

Sec. 6.3    Allocation of Matching Contributions. The Matching Contributions made by a Participating Employer for a payroll period shall be allocated to the Participants on behalf of whom they are made. Matching Contributions that are allocated to a Participant shall be applied as follows:

(a)
Non‑leveraged Plan. If there is no currently outstanding Exempt Loan under the Plan, the Matching Contribution determined for the Participant under this Sec. 6.3 (or TCF Financial Stock purchased with such Contribution) shall be allocated to such Participant’s Matching Account.

(b)
Leveraged Plan. If there is a currently outstanding Exempt Loan under the Plan, Matching Contributions shall be applied to the repayment of any current amounts due under such loan and the number of shares of TCF Financial Stock released from encumbrance by the amount of the Matching Contribution determined for the Participant under this Sec. 6.3 shall be allocated to such Participant’s Matching Account. Any portion of such a Matching

Contribution which is not applied to the payment of obligations under an Exempt Loan shall be allocated as provided in subsection (a).
Sec. 6.4    Employer Discretionary Contribution. From time to time the Company, by action of the Board, may determine to make an Employer Discretionary Contribution to the Fund and, if it is determined that a contribution shall be made, the amount of the contribution or the formula by which the amount of the Contribution shall be calculated and the date as of which the Contribution shall be allocated. Without limiting the generality of the foregoing, the Company may determine to make an Employer Discretionary Contribution to only the Accounts of its Non-Highly Compensated Employees in amounts necessary to meet the requirements of Sec. 5.6. The Employer Discretionary Contribution of each Participating Employer other than the Company shall be an amount which is in the same ratio to the total matched 401(k) Contributions made in the Plan Year to date by Participants (or Non-Highly Compensated Employees) employed by such Employer and eligible to share in the contribution as the Employer Discretionary Contribution of the Company is of the total matched 401(k) Contributions made in the Plan Year to date by Participants (or Non-Highly Compensated Employees) employed by the Company and eligible to share in the contribution; provided, however, that in no event shall the Employer Discretionary Contribution that is made on behalf of any Participant for any Plan Year, when added to the Matching Contributions that are made on behalf of the Participant for such Plan Year, exceed the greater of: (a) 100% of the Participant’s 401(k) Contributions for the Plan Year; or (b) 5% of the Participant’s Compensation (as defined in Section 6.7(d)) for the Plan Year
Sec. 6.5    Eligibility to Share in Employer Discretionary Contributions; Application of Forfeitures to Reduce Future Employer Matching Contributions. Eligibility for and allocation of Employer Discretionary Contributions, and the application of Forfeitures, shall be determined as follows:

(a)
Eligibility to Share in Allocation. A Participant shall be eligible to share in the Employer Discretionary Contribution of a Participating Employer and any Forfeitures if the Participant is actively employed by a Participating Employer on the last day of the Plan Year and made 401(k) Contributions eligible for matching at any time during the Plan Year (i) in which the date as of which the Employer Discretionary Contribution is allocated falls, in the case of such Contributions, or (ii) to which a Forfeiture relates, in the case of Forfeitures. If as permitted under Sec. 6.4 an Employer Discretionary Contribution is made for Non-Highly Compensated Employees only, a Non-Highly Compensated Employee shall be eligible to share in the Employer Discretionary Contribution of a Participating Employer if such Employee is a Participant and made 401(k) Contributions eligible for matching during the Plan Year in which the date as of which the Employer Discretionary Contribution is allocated falls.

(b)
Allocation of Employer Discretionary Contributions. A Participating Employer’s Discretionary Contribution for a Plan Year shall be allocated among the Matching Accounts of eligible Participants in the proportion that the 401(k) Contributions of each such Participant while in its employ during such Plan Year up to the date as of which the Contribution is allocated bears to the total of the 401(k) Contributions of all such Participants while in its employ during such Plan Year up to the date as of which the Contribution is allocated, excluding in both cases any 401(k) Contributions which were not eligible for matching under Sec. 6.3; provided, however, that if such Contribution is applied to repayment of an Exempt Loan there shall be allocated to each Participant’s Matching Account the number of shares of TCF Financial Stock released from encumbrance by the amount not allocated to such Participant’s Matching Account as a result of such payment.

(c)
Application of Forfeitures to Reduce Future Employer Matching Contributions. Any Forfeiture arising, to the extent not applied as provided in Sec. 9.2(b) to the reinstatement of Accounts, shall be applied as provided in this paragraph. Such Forfeitures shall be treated as Matching Contributions under Sec. 6.2 for the Plan Year in which they are recognized, and shall reduce the amount of Matching Contributions otherwise due under Sec. 6.2. They shall be allocated to the Accounts of Participants the same as other Matching Contributions.

Sec. 6.6    Limitation on Employer Contributions. In no event shall the amount of a Participating Employer’s contributions under the Plan for any Plan Year exceed the lesser of:

(a)	The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

(b)	The aggregate amount of the contribution by such Participating Employer that may be allocated to Accounts of Participants under the provisions of Sec. 6.7.
Sec. 6.7    Limitation on Allocations.

(a)
Participants in Only One Plan. If a Participant does not participate in, and has never participated in another qualified defined contribution plan maintained by the Employer; a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; an individual medical account, as defined in Code section 415(l)(2) of the Code, maintained by the Employer; or a simplified employee pension, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition as defined in subsection (d)(1), the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to a Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)
Participants in Multiple Plans. This section applies if, in addition to this Plan, a Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an Annual Addition as defined in subsection (d)(1) during any Limitation Year. The Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant’s Account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year. For the purposes of this subsection (b):

(1)
All defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer or a Predecessor Employer under which the Participant receives Annual Additions shall be treated as one defined contribution plan.

(2)
A Formerly Affiliated Plan of an Employer shall be taken into account for the purposes of applying the Code section 415 limitations to the Employer, but the Formerly Affiliated Plan shall be treated as if it had terminated immediately prior to the cessation of affiliation.

(3)
Two or more defined contribution plans that are not required to be aggregated pursuant to Code section 415(f) and the regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code section 415(f) of the Code with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’ Account after the date on which the plans are required to be aggregated.

(c)	Definitions. For the purposes of this Sec. 6.7, the following terms shall be defined as follows:

(1)	Annual Additions. Except to the extent otherwise provided in regulations under Code section 415, the sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(A)	Employer contributions;

(B)	Employee contributions;

(C)	Forfeitures;

(D)	amounts allocated to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(E)	allocations under a simplified employee pension;

(F)
amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and

(G)	any Excess Amount that is applied in the Limitation Year to reduce Employer contributions.

(2)
Compensation. A Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)) including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Section 1.62-2(c) of the income Tax Regulations, and excluding the following:
(A)    contributions (other than elective contributions described in Code sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified);

(B)
amounts realized from the exercise of an option (other than a statutory option as defined in Section1.421-1(b)) of the Income Tax Regulations), or when restricted stock or other property held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)	amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Section 1.421-1(b) of the Income Tax Regulations);

(D)
other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant and are not salary reduction amounts that are described in Code section 125); and

(E)	other items of remuneration that are similar to any of the items listed in (A) through (D).
Payments that are made during a period commencing upon severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)), and ending on the later of the date that is 2½ months after the severance from employment or the last day of the Limitation Year during which the severance from employment occurred, shall be included in Compensation if they are:

(i)
payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer, and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(ii)	payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if employment had continued; and

(iii)
payments to an individual who does not currently perform services for the Participating Employer by reason of qualified military service (as that term is used in Code section 414(u)(1)), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Participating Employer rather than entering qualified military service.

Payments that are not described in (i) and (ii), other than payments described in paragraph (iii) (relating to payments to an individual who is in qualified military service), are not included in Basic Compensation if they are paid after severance from employment, even if they are paid by the later of the date that is 2½ months after the severance from employment or the last day of the Plan Year during which the severance from employment occurred.
The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual Compensation means Compensation during the Limitation Year. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Limitation Year that begins with or within such calendar year.
Amounts under Code section 125 will include any amounts that are not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage (deemed Section 125 compensation); provided, that such an amount will be treated as an amount under Code section 125 only if the employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(3)	Defined Contribution Dollar Limitation. $40,000, as adjusted under Code section 415(d).

(4)
Employer. For purposes of this Section, Employer means the Participating Employers, and all members of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)), all commonly controlled trade or businesses (as defined in Code section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code section 415(h)), or affiliated service groups (as defined in Code section 414(m)) of which any Participating Employer is a part, and any other entity required to be aggregated with a Participating Employer pursuant to Code section 414(o).

(5)	Excess Amount. The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(6)
Formerly Affiliated Plan. A plan of an Employer that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer, and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer. A “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in subsection (d)(4) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of subsection (d)(4) (such as a transfer of plan sponsorship outside of a controlled group).

(7)
Limitation Year. The 12 consecutive month period ending on December 31. All qualified plans maintained by the Employer must use the same limitation year. If the Limitation Year is amended to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. For this purpose, if the Plan is terminated effective as of a date other than the last day of a Limitation Year, then the Plan is treated as if it had been amended to change its Limitation Year.

(8)
Maximum Permissible Amount. Except for catch up contributions described in Code section 414(v), the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(A)	the Defined Contribution Dollar Limitation; or

(B)	100% of the Participant’s Compensation for the Limitation Year.
The Compensation limit referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition. If a short Limitation Year is created because of the termination of the Plan or an amendment changing the Limitation Year to a different 12 consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

(9)
Predecessor Employer. A former employer of a Participant, if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the rules in Code section 1.415(f)-1(b)(2) of the Income Tax Regulations apply as if the Employer and Predecessor Employer constituted a single employer under the rules described in subsection (d)(4) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers such rules immediately after the cessation of affiliation), and cessation of affiliation was the event that gave rise to the Predecessor Employer relationship, such as a transfer of benefits or plan sponsorship. With respect to an Employer of a Participant, a former entity that antedates the Employer is a Predecessor Employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(d)
Disposition of Excess Amounts. If there is an Excess Amount for any Limitation Year, it shall be disposed of in a manner permitted under the Employee Plans Compliance Resolution System (EPCRS), as set forth in Rev. Proc. 2006-27 or any successor thereto.

(e)	Effective Date. The provisions of this amended Sec. 6.7 are effective for Limitation Years commencing on and after January 1, 2008.
Sec. 6.8    Additional Employer Contributions. The Company may in its sole discretion require Participating Employers to make Additional Employer Contributions for the purpose of assuring that the Plan meets the deferral and/or contribution percentage tests under Code section 401(k) or 401(m), subject to the following:

(a)
Additional Employer Contributions shall be in such amounts as the Company shall determine in its sole discretion, and such Contributions shall be used to satisfy the requirements of Sec. 5.5 (Satisfaction of Code Section 401(k)) and/or the requirements of Sec. 5.6 (Adjustment of Contributions Required By Code Section 401(m)). Additional Employer Contributions are not subject to Matching Contributions. Additional Employer Contributions are subject to the limitations on employer contributions provided under this Article. Additional Employer Contributions shall be made by the Participating Employers who employ the Participants to whom the Additional Employer Contributions are allocated.

(b)
Additional Employer Contributions shall be delivered to the Funding Agency no later than the last day of the Plan Year next following the Plan Year for which they are made, and shall be allocated among Participants who meet the requirements of subsection (c) (“eligible Participants”) as follows:

(1)	Additional Employer Contributions that are made with respect to Plan Years ending prior to January 1, 2006 shall be allocated:

(A)
first, to the eligible Participant with the lowest Basic Compensation for such Plan Year until the Participant’s total Annual Additions (as defined in Sec. 6.7(d)) for the Plan Year equal 25% of that Participant’s Compensation (as defined in Sec. 6.7(d)) for the Plan Year;

(B)
next, to the eligible Participant with the next lowest Basic Compensation for such Plan Year until the Participant’s total Annual Additions (as defined in Sec. 6.7(d)) for the Plan Year equal 25% of that Participant’s Compensation (as defined in Sec. 6.7(d)) for the Plan Year;

and so on, until the Additional Employer Contributions are exhausted.

(2)	Additional Employer Contributions that are made with respect to Plan Years ending after January 1, 2006 shall be allocated:

(A)
first, to the eligible Participant with the lowest Basic Compensation for such Plan Year until the Participant’s total Annual Additions (as defined in Sec. 6.7(d)) for the Plan Year equal 5% of that Participant’s Compensation (as defined in Sec. 6.7(d)) for the Plan Year;

(B)
next, to the eligible Participant with the next lowest Basic Compensation for such Plan Year until the Participant’s total Annual Additions (as defined in Sec. 6.7(d)) for the Plan Year equal 5% of that Participant’s Compensation (as defined in Sec. 6.7(d)) for the Plan Year;

and so on, until the Additional Employer Contributions are exhausted.

(c)
A Participant meets the requirements of this subsection (c) for a Plan Year (and therefore is eligible to share in any Additional Employer Contribution under this section for that Plan Year) if both of the following requirements are met:

(1)	The Participant is an employee of a Participating Employer on the last day of the Plan Year.

(2)	The Participant was a Non-Highly Compensated Employee during the Plan Year.
Sec. 6.9    Timing of Allocations. Contributions under this Article shall be allocated to the Accounts of Participants as follows:

(a)
Matching Contributions shall be allocated according to the provisions of this Article to the Matching Accounts of eligible Participants as of the dates on which the Participant’s 401(k) Contributions were made. However, no allocations shall be made until after any adjustments required under Sec. 5.6 have been made.

(b)
Forfeitures attributable to Terminations of Employment occurring on or after December 1, 2004 that are treated as Matching Contributions shall be allocated as soon as administratively after the date they are recognized as Forfeitures. Employer Discretionary Contributions and Additional Employer Contributions shall be allocated as of the earlier of (1) the date on which such contributions are made; or (2) the last Valuation Date in the Plan Year for which such contributions are made. However, no allocations shall be made until after any adjustments in 401(k) Contributions required by Sec. 5.5 have been made.

Sec. 6.10    No Return of Excess Matching Contributions. Any reduction of 401(k) Contributions or matched After-tax Contributions for a Participant shall be accompanied by a corresponding reduction of Matching Contributions, Employer Discretionary Contributions or Forfeitures. Any amounts inadvertently contributed as Matching Contributions or Employer Discretionary Contributions to which a Participant is not entitled due to the preceding sentence shall not be paid to the affected Participant but instead shall be held unallocated in a suspense account and used to reduce the amounts the Participating Employers would otherwise be required to contribute under the other sections of the Plan. Any amounts inadvertently allocated as Forfeitures to which a Participant is not entitled as a result of the first sentence of this section shall be deducted from the Account and reallocated to the remaining Participants.
Sec. 6.11    Advance Contributions. For Plan Years ending prior to January 1, 2006, the Participating Employers may make contributions to the Plan in advance of the dates on which they are due pursuant to the foregoing provisions of this Article VI. Advance contributions shall be held and allocated as follows:

(a)
Advance contributions shall be allocated to an “Advance Contribution Account” until such time as they are allocated to Participants’ Accounts as provided below in this Sec. 6.11. A separate Advance Contribution Account shall be established for each Participating Employer for each Plan Year, and the amounts allocated to an Advance Contribution Account shall be invested by the Funding Agency as provided in Sec. 11.1.

(b)
The amounts credited to a Participating Employer’s Advance Contribution Account (including the Participating Employer’s advance contributions and any investment earnings attributable thereto) shall be allocated to Participants employed by the Participating Employer as follows:

(1)
Amounts credited to the Participating Employer’s Advance Contribution Account as of the due date for any Matching Contributions shall be treated as Matching Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.3, but only to the extent of the Matching Contributions due from the Participating Employer as of such date.

(2)
Amounts credited to the Participating Employer’s Advance Contribution Account as of the due date for any Additional Employer Contributions shall be treated as Additional Employer Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.8, but only to the extent of the Additional Employer Contributions due from the Participating Employer as of such date.

(3)
Amounts credited to the Participating Employer’s Advance Contribution Account as of the due date for any Employer Discretionary Contributions shall be treated as Employer Discretionary Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.4, but only to the extent of the Employer Discretionary Contributions due from the Participating Employer as of such date.

If any amounts remain in a Participating Employer’s Advance Contribution Account after all of the Employer contributions due for the Plan Year have been made and allocated, such remaining amounts shall be treated as additional Employer Discretionary Contributions for such Plan Year. Such additional Employer Discretionary Contributions shall be pooled and allocated among eligible Participants as provided in Sec. 6.5(b), as though all such Participants were employed by a single Participating Employer. No advance Contributions shall be made for Plan Years beginning on or after January 1, 2006.
ARTICLE VII

INDIVIDUAL ACCOUNTS
Sec. 7.1    Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

(a)
A “Pre-Tax Employee & QNEC Account” (previously known as the “Tax‑deferred Account,” and sometimes referred to as the “Pre-Tax Account”) shall be established for a Participant’s Pre-tax 401(k) Contributions. Additional Employer Contributions, if any, made for a Participant shall also be credited to this account.

(b)	A “Roth 401(k) Account” shall be established for a Participant’s Roth 401(k) Contributions.

(c)
An “After‑tax Account” shall be established for a Participant’s After‑tax Contributions. Separate After-tax Accounts shall be established for After-tax Contributions made by a Participant to the TCF Employees Savings-Investment Plan prior to January 1, 1987 and any earnings attributable thereto (the “After-tax Pre 87 Account”), and for After-tax Contributions made by a Participant to the TCF Employees Savings-Investment Plan and to this Plan on and after January 1, 1987 and any earnings attributable thereto (the “After-tax Post 86 Account”).

(d)
A “Matching Account” shall be established for Matching Contributions made with respect to a Participant’s contributions eligible for Matching Contributions. Dividends paid on or after April 1, 2004 on TCF Financial Stock that has been allocated to a Matching Account, and that are not distributed to the Participant, shall also be credited to this Account. Separate Matching Accounts shall be established for Matching Contributions made with respect to pay periods ending before January 1, 2016, and any earnings attributable thereto (the “Pre-2016 Matching Account”), and for Matching Contributions made with respect to pay periods ending on or after January 1, 2016, and any earnings attributable thereto (the “Post-2015 Matching Account”). Employer Discretionary Contributions and Additional Employer Contributions treated as Matching Contributions, if any, made for a Participant shall also be credited to the Participant’s Pre-2016 Matching Account.

(e)
A “100% Vested Company Money Account” shall be established for fully vested employer contributions (and related investment earnings) that are transferred to this Plan from another qualified plan on behalf of a Participant, including, without limitation, amounts that were previously credited to a Participant’s “Republic Plan Account,” “Great Lakes Bancorp ESOP Account,” or “Transfer Account.” Dividends paid prior to April 1, 2004 on TCF Financial Stock that has been allocated to a Participant’s Matching Account, and that are not distributed to the Participant, shall also be credited to this Account. A 100% Vested Company Money Account shall be treated in all respects the same as a Matching Account, and any references in the Plan to a Matching Account shall apply equally to a 100% Vested Company Money Account, except that no employer or employee contributions or Forfeitures shall ever be added to a 100% Vested Company Money Account, and a 100% Vested Company Money Account shall always be 100% vested.

(f)
A “Republic Plan Account” (sometimes referred to as a “Match Transfer Account”) was established as of October 1, 1993 for Participants who had accounts in the Republic ESOP on September 30, 1993. The initial balance in such Republic Plan Accounts on October 1, 1993 was the number of shares of TCF Financial Stock and other assets credited to the Participant’s account in the Republic ESOP as of September 30, 1993. The amounts that were credited to a Participant’s Republic Plan Account have been transferred to the Participant’s 100% Vested Company Money Account.

(g)
A “Great Lakes Bancorp ESOP Account” (sometimes previously referred to as a “Match Transfer Account”) was established as of January 1, 1996 for Participants who had accounts in the Great Lakes Bancorp ESOP on December 31, 1995. The initial balance in said account was the number of shares of TCF Financial Stock and other assets credited to the Participant’s account in the Great Lakes Bancorp ESOP as of December 31, 1995, after the allocation of forfeitures which took place effective as of that date pursuant to Sec. 6.5(e) of Plan as then in effect. The amounts that were credited to a Participant’s Great Lakes Bancorp ESOP Account have been transferred to the Participant’s 100% Vested Company Money Account.

(h)	A “Pre-tax Rollover Account” shall be established for each Participant who has made a Rollover Contribution attributable to pre-tax accounts.

(i)	A “Roth Rollover Account” shall be established for each Participant who has made a Rollover Contribution attributable to Roth accounts.

(i)	A “Transfer Account” was established for each Participant on whose behalf a transfer of funds was made from the TCF Employees Savings‑Investment Plan, except that After-tax

Contributions made by a Participant to the TCF Employees Savings-Investment Plan prior to January 1, 1987 (and any earnings attributable thereto) were credited to a separate After-tax Account, as provided in Sec. 7.1(c)). The amounts that were credited to a Participant’s Transfer Account have been transferred to the Participant’s 100% Vested Company Money Account.

(j)
A “GOLF 401(k) Plan Account” shall be established as of January 1, 2012 for Participants who had a pre-tax elective deferral account under the Gateway One Lending & Finance 401(k) Plan on December 31, 2011. The initial balance of the GOLF 401(k) Plan Account on January 1, 2012 is equal to the December 31, 2011 closing balance of the account under said plan. Except as otherwise provided herein, a GOLF 401(k) Plan Account shall be treated in all respects the same as a Pre-Tax Account.

More than one of any of the above types of Accounts may be established for a Participant if required by the Plan or if considered advisable by the Company in the administration of the Plan. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.
Sec. 7.2    Valuation of Accounts. As of each Valuation Date, each Account shall be adjusted to reflect contributions, allocations of TCF Financial Stock released from encumbrance under an Exempt Loan, distributions, withdrawals, Forfeitures and similar transactions occurring since the preceding Valuation Date. Such adjustments shall be made in accordance with the provisions of the Plan. As of each Valuation Date, each Account shall also be adjusted to reflect its pro rata share of the dividends (other than dividends with respect to TCF Financial Stock acquired with the proceeds of an Exempt Loan, to the extent such dividends are used to repay the Exempt Loan) and other investment earnings, gains or losses of the Funds in which the Account is then invested. Such adjustments shall be made in accordance with procedures approved by the Company and uniformly applied to all similarly situated Participants.

(a)
Income Attributable to Advance Contribution Accounts. Notwithstanding anything herein to the contrary, dividends and other investment income attributable to Fund assets held in an Advance Contribution Account shall not be allocated to Participants’ Accounts pursuant to this Sec. 7.2. Rather, such dividends and other investment income shall be accumulated and allocated to Participants’ Accounts as Employer contributions, as provided in Sec. 6.11.

(b)
Expense Adjustment. After making the adjustments described above, the Company may, in its discretion, reduce the Accounts of Participants, or of any class or classes of Participants (such as Participants whose employment has terminated), by an amount that is intended to offset the administrative expenses of administering such Participants’ Accounts. Such reductions shall be made in accordance with rules and procedures that are uniformly applied to all similarly situated Participants; provided, that:

(1)	the reduction that is made to the Account of any Participant shall bear a reasonable relationship to the value of the services that are furnished or available to such Account; and

(2)
the reduction that is made to the Account of a Participant who is not a Highly Compensated Employee shall not exceed the reduction that is made to the Account of any similarly situated Participant who is a Highly Compensated Employee, unless the reductions are made in proportion to the Participants’ Account balances.

Sec. 7.3    Adjustment of Unallocated Reserve. As of each Valuation Date, the amount of shares of TCF Financial Stock, if any, in the Unallocated Reserve shall be adjusted by subtracting the number of shares released from encumbrance and allocated to Accounts and adding the number of shares purchased with any new or additional Exempt Loans or dividends as well as shares resulting from stock splits.
Sec. 7.4    Accounts of Terminated Participants. Notwithstanding the foregoing sections of this Article, the value or number of shares in a Participant’s Accounts shall not change after the Valuation Date at the end of the month in which the Participant’s Termination of Employment occurs, except as follows:

(a)
The Participant’s Matching Account shall be increased on the Valuation Date at the end of the Plan Year in which such Termination of Employment occurs by the amount, if any, of (i) the Employer Discretionary Contribution allocable to such Account for such Year or (ii) Forfeitures allocable after such Termination of Employment as a result of Exempt Loan allocations.

(b)	The Participant’s Pre-Tax Employee & QNEC Account shall be increased by the amount of any Additional Employer Contributions to which the Participant is entitled.

(c)
The Participant’s Accounts shall continue to be adjusted as provided in Section 7.2 to reflect their pro rata share of the dividends and other investment earnings, gains, or losses of the Funds in which they are invested, and to reflect the Participant’s investment directions given as provided in Sec. 11.11.

(d)
Any contributions for the period before a Participant’s Termination of Employment but made after such Valuation Date shall be credited to the applicable Accounts for distribution under the terms of the Plan.

(e)
Any dividends or other income, stock dividends or stock splits attributable to TCF Financial Stock credited to the Participant’s Accounts shall be credited to such Accounts in accordance with the foregoing sections of this Article.

(f)	Any shares or amounts distributed to the Participant shall be deducted from the Account in accordance with the foregoing sections of this Article.
The portion of a terminated Participant’s Accounts (if any) that is not invested in shares of TCF Financial Stock shall continue to be adjusted as provided in Sec. 7.2 until the Accounts are distributed.
Sec. 7.5    Participant Statements or Certificates. The Funding Agency or Company may from time to time issue statements or certificates to Participants advising them of the status of their Accounts, but shall not be required to do so. The issuance of such statements or certificates shall not in any way affect the rights of Participants hereunder.
Sec. 7.6    Rollover Accounts. A Pre-tax Rollover Account shall be established for each employee who makes a “Rollover Contribution,” as such term is defined in Sec. 7.10, attributable to pre-tax accounts. A Roth Rollover Account shall be established for each employee who makes a Rollover Contribution attributable to Roth accounts. Pre-tax and Roth Rollover Accounts shall be treated in all respects the same as a Matching Account except as provided in Sec. 7.10(a), and any references in the Plan to a Matching Account apply equally to a Pre-tax or Roth Rollover Account, except that no employer or employee contributions or Forfeitures shall ever be added to a Rollover Account, and a Rollover Account shall always be 100% vested.

Sec. 7.7    Voting Rights Regarding TCF Financial Stock. Voting rights for shares of TCF Financial Stock in the Plan shall be as follows:

(a)
TCF Financial Stock shall be voted as directed by Participants under the following procedures. Generally not less than 30 days, and in any event not less than 10 days, prior to any meeting of shareholders of TCF Financial, TCF Financial shall cause the Funding Agency to send to Participants who have shares of TCF Financial Stock credited to their Accounts the proxy materials for matters on which such Participants are entitled to vote such shares in accordance with this section. The proxy materials generally shall be sent to the Funding Agency by TCF Financial at least 30 days before the meeting and shall be the same materials which are sent to shareholders of record of TCF Financial. Each such Participant shall have the right to instruct the Funding Agency as to the method of voting on the propositions submitted to shareholders. Each such Participant shall have a number of votes equal to the number of full and fractional shares (whether vested or unvested) credited to the Participant’s Accounts as of the record date for the shareholders’ meeting. To be effective the Participant’s instructions must be received by the Funding Agency by a deadline established in advance by the Funding Agency. The Funding Agency shall tabulate the instructions by the deadline and shall determine the number of votes for and against each proposal. The Funding Agency shall then vote the shares allocated to Participants’ Accounts in accordance with the directions received. In cases where instructions are received with respect to voting of fractional shares, the Funding Agency shall vote the combined fractional shares to the extent possible to reflect the direction of Participants holding fractional shares. If a Participant does not direct the Funding Agency in whole or in part with respect to voting of TCF Financial Stock credited to the Participant’s Accounts on or before the deadline established by the Funding Agency, such shares shall be voted only if so directed by the Advisory Committee, pursuant to subsection (b) of this section. With respect to any shares of TCF Financial Stock held in the Unallocated Reserve or in an Advance Contribution Account, the Funding Agency shall vote such shares in the proportion which the vote, on each measure, of allocated shares bears to the total of all allocated shares. (For example, if one‑third of the allocated shares are directed to be voted in favor of a measure, then one‑third of the shares in the Unallocated Reserve and Advance Contribution Account shall be voted in favor of the measure.) In determining the number of allocated shares for which directions have been given, the Funding Agency shall take into account any directions provided by the Advisory Committee.

(b)
The Advisory Committee shall be entitled to direct the Funding Agency on how to vote any allocated shares not directed by Participants under subsection (a). Generally not less than 30 days and in no event less than 10 days before any meeting of shareholders of TCF Financial, TCF Financial shall cause to be sent to the Advisory Committee the proxy materials which are sent to shareholders of record of TCF Financial. The Advisory Committee shall provide its directions in accordance with such reasonable and uniform procedures as it may establish and are acceptable to the Funding Agency.

(c)	For purposes of this section, the Advisory Committee shall consist of no less than three individuals appointed by TCF Financial under uniform rules and procedures established by TCF Financial.
Sec. 7.8    “Pass Through” Treatment of Tender Offers. As soon as practicable after the commencement of a tender or exchange offer (an “Offer”) for shares of TCF Financial Stock, TCF Financial shall use its best efforts to cause each Participant whose Account has allocated to it any shares of TCF Financial Stock to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Funding Agency, or revoke such instruction, to tender shares of TCF Financial Stock credited to his Account, to the extent permitted under the terms of such Offer. Each Participant’s determinations and instructions to the Funding Agency under this section shall be accomplished under such procedures as the Company reasonably determines are necessary to insure confidentiality to the Participants. The Funding Agency shall follow the directions of each Participant. The Funding Agency shall not tender shares for which no instructions are received. With respect to any shares held in the Unallocated Reserve or in an Advance Contribution Account, the Funding Agency shall tender the number of shares equal to the proportion that the number of shares tendered by Participants bears to the total number of shares allocated to Accounts multiplied by the total of all shares in the Unallocated Reserve or Advance Contribution Account. (For example, if one‑third of the allocated shares are tendered, then the Funding Agency shall tender one‑third of the Unallocated Reserve and Advance Contribution Account.) In advising Participants of the terms of the Offer, TCF Financial may include statements from the Board of Directors of TCF Financial setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Funding Agency to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant’s interest in the Plan solely by reason of the giving of such instructions and the Trustee’s compliance therewith. The number of shares as to which a Participant may provide instructions shall be the total number of shares credited to the Participant’s Accounts, whether or not such shares are vested, as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by TCF Financial as TCF Financial, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Funding Agency as a result of a tender of shares of TCF Financial Stock shall be held, and any cash so received, shall be invested in short‑term investments for the Accounts of the Participant with respect to whom shares were tendered pending reinvestment in TCF Financial Stock.
Sec. 7.9    Transfers from TCF Employees Savings‑Investment Plan. The Plan has accepted direct transfers from the TCF Employees Savings‑Investment Plan of funds representing the entire value of certain employees’ accounts under such plan. A 100% Vested Company Money Account has been established for each employee on whose behalf a transfer of funds was made from the TCF Employees Savings-Investment Plan.
Sec. 7.10    Rollover Contributions. With the consent of the Company, a Qualified Employee may transfer to the Fund an amount that constitutes a Rollover Contribution. The Company will grant such consent only if it is established to the Company’s satisfaction that the amount to be transferred constitutes a proper Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to Rollover Contributions:

(a)
Pre-tax and Roth amounts accepted by the Plan as a Rollover Contribution shall be credited to the Qualified Employee’s Pre-tax Rollover Account or Roth Rollover Account, respectively. As soon as practicable after the date the assets from the Rollover Contribution are transferred to the Fund, such assets (to the extent they do not consist of TCF Financial Stock) shall be invested in TCF Financial Stock, or otherwise as directed by the Participant pursuant to Sec. 11.11.

(b)
An employee who makes a Rollover Contribution shall become a Participant hereunder from the date such contribution is accepted by the Plan, but shall not be eligible to receive an allocation of employer contributions or Forfeitures or to make employee contributions until such employee has satisfied the requirements of Article IV.

(c)	“Rollover Contribution” means a contribution made by a Qualified Employee in accordance with the requirements of sections 402(c) of the Code (relating to eligible rollover distributions from plans that are qualified under Code section 401(a)), section 403(a)(4) of the Code (relating to eligible rollover distributions from plans described in Code section 404(a)(2)), or section 408(d)(3)(A)(ii) of the Code (relating to rollover distributions from “conduit” individual retirement accounts or annuities), in accordance with the requirements of Code section 403(b)(8) or 457(e)(16) commencing in January 1, 2002, or in accordance with any other provision of the Code which may permit rollovers to this Plan from time to time. A direct transfer of an eligible rollover distribution in accordance with section 401(a)(31) of the Code shall also qualify as a Rollover Contribution. The Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions from the following types of plans and accounts:

(1)	Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from:

(A)	a qualified plan described in Code sections 401(a) or 403(a), excluding after-tax employee contributions;

(B)	an annuity contract described in Code section 403(b), excluding after-tax employee contributions; or

(C)	an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2)	Participant Rollover Contributions from Other Plans. The Plan will accept a Participant contribution of an eligible rollover distribution (except as provided in subsection (c)(4)) from:

(A)	a qualified plan described in Code section 401(a) or 403(a);

(B)	an annuity contract described in Code section 403(b); or

(C)	an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3)
Participant Rollover Contributions from IRAs. The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

(4)
Participant Rollover Contributions from Roth Accounts. Effective January 1, 2018, the Plan will accept a Participant Rollover Contribution of an eligible rollover distribution from a designated Roth account in a 401(k), 403(b) or 457(b) plan in the form of a direct rollover (an indirect rollover of such a distribution will not be permitted), provided that the Company receives from the plan administrator of the distributing plan prior to the Rollover Contribution a statement in a form acceptable to the Company either indicating that the distribution is a qualified distribution under Code section 402A(d)(2), or specifying the first year for which the individual made a Roth contribution under Code section     402A to the distributing plan and the amount of the distribution attributable to investment in the contract (or “basis”) under the distributing plan versus the income on the contract under Code section 72(e). The

Company will be entitled to rely on such a statement received from the plan administrator of the distributing plan, and assumes no obligation or responsibility with respect to the accuracy of such information. If the eligible rollover distribution is not a qualified distribution under Code section 402A(d)(2), and less than the full amount of the distribution is transferred in a direct rollover to this Plan, the rollover will be deemed to consist first of the portion of the distribution that is attributable to income on the contract within the meaning of Code section 72(e).
ARTICLE VIII

DESIGNATION OF BENEFICIARY
Sec. 8.1    Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant’s death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein. For the purposes of this Article VIII (other than Sec. 8.2), the term “Participant” shall include an “alternate payee,” as such term is defined in Code section 414(p).
Sec. 8.2     Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Participant’s Beneficiary shall be the spouse unless such spouse has consented in writing to the designation of a different Beneficiary, or expressly consented to the designation of any other Beneficiary without any further consent, the spouse’s consent acknowledges the effect of such designation, and the spouse’s consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. A spouse’s consent may be irrevocable, provided the consent itself acknowledges that it is irrevocable. The Beneficiary or form of benefit designated by a Participant pursuant to a spouse’s consent may not be changed without the spouse’s consent, unless the original consent permitted such changes without any further consent by the spouse.
Sec. 8.3    Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.
Sec. 8.4    No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)	The Participant’s spouse.

(b)
The Participant’s children (including stepchildren), except that if any of the children predecease him but leave offspring surviving the Participant, such offspring shall take by right of representation the share their parent would have taken if living.

(c)	The Participant’s parents.

(d)	The Participant’s brothers and sisters.

(e)	The Participant’s personal representative (executor or administrator).
Determination of the identity of the Beneficiary in each case shall be made by the Company.
Sec. 8.5    Beneficiary May Not Designate. Unless the Participant elects on the Beneficiary designation form that a Beneficiary entitled to payments under the Plan may in turn designate a Beneficiary, no Beneficiary may designate a successor Beneficiary. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. In the event of the death of a Beneficiary who has so designated a successor Beneficiary, the successor Beneficiary shall be entitled to the balance of any payments remaining due. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant’s Beneficiary designation so provides, otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.
ARTICLE IX

BENEFIT REQUIREMENTS (VESTING)
Sec. 9.1    Benefit upon Retirement or Disability. If a Participant’s Termination of Employment occurs (for any reason other than death) under such circumstances that the Participant is entitled to a normal, late, or early retirement benefit under the TCF Cash Balance Pension Plan or if a Participant is entitled to monthly benefits under a Participating Employer’s long term disability program, the Participant shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in the Participant’s Accounts in the Plan determined as of the date of distribution, plus any employee contributions, employer contributions or Forfeitures made or due to be made or allocated with respect to the Participant’s employment subsequent to such date. For purposes of this Section, if a Participant’s Termination of Employment occurs on or after the Participant reaches Normal Retirement Age, the Participant will be presumed to be entitled to a normal retirement benefit under the TCF Cash Balance Pension Plan. Benefits under this section shall be paid at the times and in the manner determined under Article X.
Sec. 9.2    Other Termination of Employment. If a Participant’s Termination of Employment occurs (for any reason other than death) and the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in his Tax‑deferred, After‑tax, , Rollover and 100% Vested Company Money Accounts, and in the portion of his Matching Account that is attributable to TCF Financial Stock dividends that were paid on or after April 1, 2004 and not distributed to the Participant, plus the vested percentage of such shares and the value of such other investments in the remaining portion of his Matching Account. The number of shares and the value of other investments in the Participant’s Accounts are to be determined as of the date of distribution. Benefit entitlements in Matching Accounts are subject to the following:

(a)	The vested portion of a Participant’s Matching Account shall be determined separately with respect to any Pre-2016 Matching Account and any Post-2015 Matching Account as follows:

(1)	The vested percentage with respect to a Pre-2016 Matching Account shall be determined according to the number of the Participant’s whole Years of Vesting Service after 1981 as follows:

Years of Vesting Service after 1981	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
For Participants who were employees of Republic, service prior to 1981 shall not be excluded in determining Years of Vesting Service under this paragraph.

(2)	The vested percentage with respect to a Post-2015 Matching Account shall be 100% for all Participants.

(b)	Effective for Terminations of Employment occurring on or after December 1, 2004, the portion of a Participant’s Matching Account that is not vested shall be disposed of as follows:

(1)
The portion of the Participant’s Matching Account that is not vested shall be recognized as a Forfeiture as soon as administratively feasible following the Participant’s Termination of Employment. All Forfeitures arising under the Plan shall first be applied to the reinstatement of Accounts under paragraph (4) and Sec. 9.4. Any remaining Forfeitures shall be allocated as provided in Article VI. Any Forfeitures remaining after the reinstatement of Accounts and allocations under Article VI shall be applied to the payment of Plan administrative expenses under Sec. 11.5.

(2)
If a former Participant whose Account was forfeited under paragraph (1) is subsequently reemployed before the Participant incurs a Recognized Break In Service of at least 60 months duration, a separate Matching Account shall be reinstated for the Participant, to which the Participant shall be entitled in accordance with the provisions of this Article IX upon subsequent Termination of Employment, subject to the provisions of paragraph (3). The value of such Account as of the date it is reinstated shall be equal to the amount that was recognized as a Forfeiture pursuant to paragraph (1). The reinstated Account shall be funded as provided in paragraph (4).

(3)
Upon the subsequent Termination of Employment of a Participant referred to in paragraph (2), if the Participant is not 100% vested in a reinstated Account at such subsequent Termination of Employment, the benefit to which the Participant shall be entitled therefrom shall be determined as of the Valuation Date coincident with or otherwise last preceding the Participant’s Termination of Employment, as follows:

(A)
To the value of such Account determined as of such Valuation Date there shall be added the amount of the benefit from such Account to which the Participant became entitled as a result of the Participant’s prior Termination of Employment.

(B)	The applicable vested percentage from the vesting schedule shall be applied to such sum.

(C)	From the result obtained in (B), there shall be subtracted the amount added to the value of the Account under (A).

(4)	The amount required to reinstate an Account pursuant to paragraph (2) shall be provided from the following sources in the priority indicated:

(A)	Amounts forfeited under this subsection (b).

(B)	Employer contributions for the Plan Year.
Forfeitures arising as a result Terminations of Employment that occurred before December 1, 2004 shall be applied and disposed of as provided under the provisions of this Sec. 9.2, as in effect on November 30, 2004.

(c)
If the Participant has had a Recognized Break In Service of at least 60 months duration, for purposes of determining the vested portion of a Matching Account attributable to service before such break, Elapsed Time after the Participant’s break in service shall not be taken into account.

(d)
If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of Elapsed Time by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each such election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the Participant’s vested percentage determined without regard to such amendment. With respect to benefits accrued as of the later of the adoption or effective date of the amendment, the vested percentage of each Participant will be the greater of the vested percentage under the old vesting schedule or the vested percentage under the new vesting schedule.

(e)	The benefit under this section shall be paid at the times and in the manner determined under Article X.

(f)	Notwithstanding the foregoing provisions of this Sec. 9.2:

(1)	The Vested Percentage of a Participant who was employed by North Star Real Estate Services, Inc. or North Star Title, Inc. on the day before the closing of the sale of North

Star Real Estate Services, Inc. and North Star Title, Inc. to General American Corporation shall be 100%, regardless of the Participant’s Years of Vesting Service.

(2)
The Vested Percentage of a “Rochester Participant” will be 100%; provided, however, that if the Plan Administrator determines that the application of this paragraph to one or more Highly Compensated Employees (as defined in Sec. 5.5(b)) would cause the Plan to violate the nondiscrimination requirements of Code section 401(a), then this paragraph will not apply to those Highly Compensated Employees. If the special vesting rules of this paragraph can be applied to some, but not all, of the affected Highly Compensated Employees without violating such nondiscrimination requirements, the Highly Compensated Employees to whom they will apply shall be the Highly Compensated Employees with the lowest Basic Compensation for the relevant Plan Year. For this purpose, Basic Compensation shall be determined without regard to the limitations of Sec. 2.5(c). For the purposes of this paragraph, a “Rochester Participant” is a Participant who was employed by TCF National Bank Minnesota at its Rochester branch, and whose Termination of Employment occurred on or after October 15, 1999 and prior to October 30, 1999 in connection with the sale of such branch.

(3)
The Vested Percentage of a Participant who was employed at the Saginaw/Bay City/Battle Creek Michigan branches of TCF National Bank on the date before the closing of the sale of the Saginaw/Bay City branches to Independent Bank and the Battle Creek branches to Independent Bank of South Michigan on or about March 23, 2007 shall be 100%, regardless of the Participant’s Years of Vesting Service.

(4)
The Vested Percentage of a Participant who is employed at a Colorado branch of TCF National Bank on the date such branch is closed, and whose Termination of Employment occurs on the date of such closing, shall be 100%, regardless of the Participant’s Years of Vesting Service; provided, however, that this paragraph (4) shall only apply in the case of a branch closing that occurs on or after June 8, 2008 and prior to July 15, 2008.

(g)
TCF Financial Stock that was allocated to a Participant’s Account from the Unallocated Reserve will be forfeited only after forfeiture of other assets, if any, allocated to the Participant’s Account under the stock bonus portion of the Plan that constitutes an employee stock ownership plan under 4975(e)(7) of the Code.

Sec. 9.3    Death. If a Participant’s Termination of Employment is the result of the Participant’s death, the Participant’s Beneficiary shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in the Participant’s Accounts, including any employee or employer contributions or Forfeitures made or due to be made or allocated with respect to such Participant subsequent to the Participant’s death. If a Participant’s death occurs after the Participant’s Termination of Employment, the Beneficiary of the Participant shall be entitled to such benefit as the Participant would have been entitled to thereafter from the Fund had the Participant lived. Such benefits shall be paid at the times and in the manner determined under Article X. Such benefits shall be in full satisfaction of the Participant’s interest in the Plan.
Sec. 9.4    Missing Participant or Beneficiary. If a Participant or Beneficiary who is entitled to a benefit under this Article IX cannot be located within a reasonable time after a payment to such Participant or Beneficiary becomes due, the Company may direct that the amount of such payment be treated as a

Forfeiture; provided, that if the Participant or Beneficiary subsequently makes a claim for the benefit, the amount forfeited shall be restored to the Participant’s or Beneficiary’s Account and distributed in accordance with the provisions of Article X. Any amount so restored shall be derived from the Forfeitures arising during the Plan Year in which the claim is allowed or, to the extent such Forfeitures are insufficient, from an additional employer contribution to the Plan.
ARTICLE X

DISTRIBUTION OF BENEFITS
Sec. 10.1    Time and Method of Payment.

(a)
The benefit to which a Participant or Beneficiary may become entitled under the provisions of Article IX shall be distributed to such Participant or Beneficiary in a single distribution as soon as reasonably feasible after the Participant’s Termination of Employment or commencement of payments under a Participating Employer’s long-term disability program, except that if the value of the Participant’s benefit exceeds $1,000 ($5,000 prior to January 1, 2009), the Participant’s consent shall be obtained before the benefit is distributed. The Plan Administrator shall notify the Participant of the right to defer a distribution, which notice shall include a general description of the material features, and an explanation of the relative values, of any optional forms of benefit available under the Plan. Effective for distributions commencing on and after January 1, 2007, the notice shall also include a description of the consequences of failing to defer receipt of the distribution. Such notice shall be provided no less than 30 days, and no more than 90 days, prior to the date of distribution; provided, that a distribution may commence less than 30 days (but not less than seven days) after the notice is provided if:

(1)
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution (and, if applicable, a particular distribution option); and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.
Unless the Participant elects to further defer commencement of benefits by an election filed pursuant to such rules of the Company as may exist from time to time, distribution must take place no later than the 60th day after the Participant reaches Normal Retirement Age, or the Participant’s Termination of Employment or disability occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

(b)
In all events, distribution must commence or recommence in such amounts necessary to comply with the required distribution rules of Code section 401(a)(9) (including the incidental death benefit rules of Code section 401(a)(9)(G)) no later than:

(1)	April 1 of the calendar year in which the Participant attains age 70½, in the case of a Participant who attained age 70½ prior to January 1, 1998; or

(2)
April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant’s Termination of Employment or disability occurs, in the case of a Participant who attains age 70½ on or after January 1, 1998;

(the “Required Beginning Date”). Clause (2) shall not apply to anyone who is a “5‑percent owner” of a Participating Employer, as that term is defined in Code section 416, with respect to the Plan Year in which the individual reaches age 70½. If additional Contributions or Forfeitures are allocated to a Participant’s Accounts after the Participant’s Required Beginning Date, they shall be distributed to the Participant (together with any attributable investment earnings) no later than the last day of the Plan Year next following the Plan Year in which they were so allocated.

(c)
Payments commencing prior to January 1, 1999 pursuant to subparagraph (b)(1) to a Participant who is not a 5-percent owner and who had not retired on January 1, 1999 shall be suspended until they are required to recommence pursuant to subparagraph (b)(2), unless the Participant elects an earlier distribution pursuant to Sec. 10.8.

(d)
If a Participant dies before receiving distribution of his benefit from the Plan, the Participant’s benefit shall be distributed in a single distribution to his Beneficiary within 5 years after the Participant’s death.

Sec. 10.2    Distribution in Cash, TCF Financial Stock, or Marketable Securities. Distributions from Accounts shall be made in the form of:

(a)	cash;

(b)	shares of TCF Financial Stock; or

(c)	marketable securities (as defined in section 731(c)(2) of the Code) in which the Participant’s Account is invested pursuant to Sec. 11.11 at the time of the distribution;
as the Participant shall elect in accordance with reasonable procedures established by the Company, subject to the Participant’s right to demand to receive benefits other than fractional shares in the form of TCF Financial Stock.
Sec. 10.3    Reemployment. If before a distribution has been made pursuant to Sec. 10.1, a Participant shall notify the Director of Benefits of the Company that such Participant has been reemployed by a Participating Employer, no distribution shall be made until following the Participant’s subsequent Termination of Employment or disability or other distribution is required or permitted pursuant to Sec. 10.1.
Sec. 10.4    Withdrawals From After‑tax Accounts While Employed. A Participant may make a withdrawal from such Participant’s After‑tax Account prior to Termination of Employment, subject to the following:

(a)
Application for the withdrawal shall be submitted in writing to the Director of Benefits of the Company prior to the requested date of the withdrawal. The withdrawal shall be distributed on or as soon as practicable after the requested withdrawal date. No more than two withdrawals may be made in any Plan Year.

(b)
The amount withdrawn under this section shall not exceed the value of the Participant’s After‑tax Account. Prior to April 1, 2006, each such withdrawal shall result in a suspension of After‑tax Contributions to the Plan for at least 6 months after the withdrawal except if the withdrawal would qualify for a financial hardship under Sec. 10.5 no suspension shall occur. Resumption of contributions may thereafter be made pursuant to Sec. 5.1.

(c)	Withdrawals from an Account shall be made in TCF Financial Stock, or in cash, as the Participant shall elect

(d)
Each Participant’s After‑tax Pre 87 Account shall be considered a “separate contract” for purposes of Code section 72(d). If a Participant has an After‑tax Pre 87 Account, withdrawals from the Participant’s After-tax Accounts shall be paid as follows:

(1)
After-tax Contributions credited to the After-tax pre 87 Account shall be paid before any investment earnings on such contributions are paid, and before any amounts are paid from the After-tax Post 86 Account

(2)	Investment earnings on After-tax Contributions credited to the After-tax pre 87 Account shall then be paid before any additional amounts are paid from the After-tax Post 86 Account.

(e)
Notwithstanding anything in this Sec. 10.4 to the contrary, a Participant who is subject to “short swing profits” liability under Section 16 of the Securities Exchange Act of 1934 shall not receive a cash withdrawal from the portion (if any) of the Participant’s After‑tax Account that is invested in the TCF Financial Stock Fund under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant’s Participating Employer. This subsection (e) shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Sec. 10.1 on account of termination of employment, disability, retirement or death.

Sec. 10.5    Withdrawals From Pre-Tax Employee & QNEC Accounts and Roth Accounts During Employment. A Participant may make a withdrawal from such Participant’s Pre-Tax Employee & QNEC Account or Roth 401(k) Account prior to Termination of Employment subject to the following:

(a)
Application for the withdrawal shall be submitted in accordance with procedures established by the Company prior to the requested date of the withdrawal. The withdrawal shall be distributed on or as soon as practicable after the requested withdrawal date. A withdrawal shall be approved only if it is made after an event described in subsection (b), (c), (d), (e) or (f), and the withdrawal complies with subsections (a), (g), (h) and (i) of this section.

(b)	The Participant has attained age 59½ prior to the date as of which the withdrawal is made.

(c)	All of the following requirements are met:

(1)
The Participant has obtained all distributions or withdrawals (other than withdrawals pursuant to this subsection (c)), and all nontaxable loans, if any, currently available to such Participant under all plans maintained by a Participating Employer.

(2)	The withdrawal is on account of an ‘immediate and heavy financial need of the Participant. For purposes of this section immediate and heavy financial need is any one of the following:

(A)	Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)
Payment of tuition, related educational fees, and room and board expenses, for the next year of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2), or (d)(1)(B));

(D)	The need to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(E)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)); or

(F)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(3)	The amount of withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(4)	Withdrawals under this paragraph (c) shall not, in any event, exceed the sum of the Participant’s 401(k) Contributions to the Plan.

(d)	Termination of the Plan without establishment of a successor plan.

(e)	Withdrawals from an Account shall be made in TCF Financial Stock, or in cash, as the Participant shall select.

(f)
Withdrawals under this Section shall be made may be made from the Participant’s Pre-Tax Employee & QNEC Account or Roth 401(k) Account, as the Participant shall select. In the absence of such selection, withdrawals under this Section shall be made first from the Participant’s Pre-Tax Employee & QNEC Account.

(g)
Notwithstanding anything to the contrary in this section, it is intended to permit withdrawals only under circumstances or requirements which are allowable for plans qualified under Code section 401(k). If any inconsistency should develop between the provisions of this Section and the provisions of regulations issued under Code section 401(k), the provisions of this Section shall be revised, deleted, or interpreted, on a retroactive basis if necessary, in compliance with such regulations.

(h)
Also notwithstanding anything in this Sec. 10.5 to the contrary, a Participant who is subject to “short swing profits” liability under Section 16 of the Securities and Exchange Act of 1934 shall not receive a cash withdrawal from the portion (if any) of the Participant’s Pre-Tax Employee & QNEC Account that is invested in the TCF Financial Stock Fund under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant’s Participating Employer. This subsection (i) shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Sec. 10.1 on account of termination of employment, disability, retirement or death.

Sec. 10.6    Withdrawals From Matching, 100% Vested Company Money, and Rollover Accounts During Employment.

(a)
A Participant who has withdrawn the total value of the Participant’s After-tax Accounts may withdraw all or a part of the vested portion of the Participant’s Matching Account, 100% Vested Company Money, Pre-tax Rollover Account and Roth Rollover Account if any of the following requirements is met:

(1)	The Participant attained age 55 prior to the date as of which the withdrawal is made.

(2)
The Participant has completed five or more years of Plan participation (including participation in the Republic ESOP or the Great Lakes Bancorp ESOP) prior to the date as of which the withdrawal is made.

(3)	The withdrawal meets the requirements of Sec. 10.5 for a hardship withdrawal.

(4)
Also notwithstanding anything in this Sec. 10.6 to the contrary, a Participant who is subject to “short swing profits” liability under Sec. 16 of the Securities and Exchange Act of 1934 shall not receive a withdrawal under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant’s Participating Employer. This paragraph (4) shall be construed consistently with requirements under Sec. 16 of said Act, and shall not be construed to apply to distributions permissible under Sec. 10.1 on account of termination of employment, disability, retirement or death.

Withdrawals under this Section shall be made first from the Participant’s Pre-tax Rollover Account, then from the Participant’s Roth Rollover Account, then from the Participant’s 100% Vested Company Money Account, and then from the Participant’s Matching Account.

(b)
A withdrawal under this Section (except a withdrawal qualifying as a financial hardship under subsection (a)(3) of this Section) shall be permitted no earlier than the fifth annual anniversary after the last previous such withdrawal.

(c)
Notwithstanding the foregoing provisions of this section, a Participant shall not be permitted to make a withdrawal from the Participant’s Post-2015 Matching Account prior to the earlier of (i) the date the Participant has a severance of employment or (ii) the date the Participant attains age 59½.

Sec. 10.7    Miscellaneous Military Service Provisions.

(a)
Death Benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code section 414(u), the Participant's Beneficiary is entitled to any additional benefits provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death.

(b)    Differential Wages. Effective as of January 1, 2009:

(i)	an individual receiving a differential wage payment, as defined by Code section 3401(h)(2), is treated as an employee of the employer making the payment;

(ii)	the differential wage payment is treated as Basic Compensation and compensation for purposes of Code section 415(c)(3) and Section 1.415(c)-2 of the Income Tax Regulations.

(iii)
the Plan is not treated as failing to meet the requirements of any provision described in Code section 414(u)(1)(c) by reason of any contribution or benefit which is based on the differential wage payment. The Plan Administrator may operationally determine, for purposes of the provisions described in Code section 414(u)(1)(C), whether to take into account any 401(k) Contributions or Matching Contributions attributable to differential wage payments. This subparagraph applies only if all employees performing service in the uniformed services described in Code section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and entitled to make contributions to the Plan based on such differential wage payments on reasonably equivalent terms (as determined by Code sections 410(b)(3), (4) and (5)).

(c)
Deemed Severance. Effective as of January 1, 2011, and notwithstanding the provisions of Section 10.7(a), if a Participant performs service in the uniformed services (as defined in Code section 414(u)(12)(B) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of the Participant's Pre-Tax Employee & QNEC Account from the Plan. However, the Plan will not distribute such a Participant's Pre-Tax Employee & QNEC Account due to this deemed severance from employment unless the Participant specifically elects to receive a distribution from their Account. If a Participant elects to receive a distribution on account of the deemed severance, then the Participant may not make a 401(k) Contributions or other employee contribution during the six-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision, the other Plan provision will control and the six-month suspension will not apply.

Sec. 10.8    Distributions at Age 70½. A Participant who has attained age 70½ may withdraw all or a part of the Participant’s vested interest in his Accounts at any time. Such withdrawals shall be made first from the Participant’s After-tax Pre 87 Account, then from the Participant’s After-tax Post 86 Account, then from the Participant’s Pre-tax Rollover Account, then from the Participant’s Roth Rollover Account, then from the Participant’s 100% Vested Company Money Account, then from the Participant’s Matching Account, then from the Participant’s Pre-Tax Employee & QNEC Account, and then from the Participant’s Roth 401(k) Account. Notwithstanding anything in this Sec. 10.8 to the contrary, a Participant who is subject to “short swing profits” liability under Section 16 of the Securities and Exchange Act of 1934 shall not receive a cash withdrawal from the portion (if any) of the Participant’s Accounts that is invested in the TCF Financial

Stock Fund under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant’s Participating Employer. This limitation shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Sec. 10.1 on account of termination of employment, disability, retirement or death.
Sec. 10.9    Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.
Sec. 10.10    Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person’s guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person’s use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.
Sec. 10.11    Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). To the extent permitted by any qualified domestic relations order, benefits assigned to an alternate payee may be distributed to the alternate payee prior to the Participant’s earliest retirement age. The terms “qualified domestic relations order,” “alternate payee” and “earliest retirement age” have the meanings set forth in Code section 414(p). This Section 10.11 shall not apply to, or be construed as invalidating:

(a)	the enforcement of a federal tax levy pursuant to Code section 6331; or the collection by the United States on a judgment relating to an unpaid tax assessment;

(b)	a recovery by the Plan of overpayments of benefits previously paid to a Participant or Beneficiary;

(c)
an arrangement for the direct deposit of benefit payments to an account in a bank, savings and loan association or credit union, provided such arrangement is not part of an arrangement constituting an assignment or alienation;

(d)
a waiver or release of claims that is made or given by a Participant or Beneficiary in favor of the Plan, the Plan Administrator, or the Trustee; in favor of the Company or an Affiliate; or in favor of any shareholder, partner, director, officer, employee, fiduciary, or agent of the Plan, the Plan Administrator, the Trustee, the Company or an Affiliate; or

(e)	a disclaimer of benefits that is made by a Beneficiary in accordance with the requirements of Code section 2518 and applicable state law.
Sec. 10.12    Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency’s opinion it shall be or may be required to pay out of such benefit and shall withhold such amounts as required by applicable law or, if greater, such amounts as the Participant elects to have withheld for the payment of taxes. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection. Without limiting the generality of the foregoing, any transfer taxes on transfer of shares of TCF Financial Stock to a Participant pursuant to a withdrawal election by the Participant may be charged to the Participant’s Account from which the withdrawal is made.
Sec. 10.13    Conditions Precedent. No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Company nor until he has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of date of birth or death.
Sec. 10.14    Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.
Sec. 10.15    Effect on Unemployment Compensation. For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent it is attributable to employer contributions may be considered to be a severance payment and shall be considered to be allocated over a period of weeks equal to the one sum payment divided by the employee’s regular weekly pay while employed by his Participating Employer, which period shall commence immediately following the employee’s Termination of Employment.
Sec. 10.16    Accounting Following Partial Termination or Termination of the Plan. If distribution of all or any part of a benefit is deferred or delayed for any reasons following partial termination or termination of the Plan in accordance with Article XIII, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Sec. 7.2.
Sec. 10.17    Put Option. If they are not publicly traded when distributed or are subject to a trading limitation when distributed, shares of TCF Financial Stock distributed hereunder which were acquired with the proceeds of an Exempt Loan shall be subject to a “put option” as follows:

(a)
The put option shall be exercisable only by the distributee (whether the Participant or a Beneficiary), any person to whom the shares of TCF Financial Stock have passed by gift from the distributee and any person (including an estate or the distributee from an estate) to whom the shares of TCF Financial Stock passed upon the death of the distributee (hereinafter referred to as the “holder”).

(b)
The put option must be exercised during the 60-day period beginning on the date the shares of TCF Financial Stock are first distributed by the Plan or during a 60-day period in the Plan Year following the Plan Year in which the shares of TCF Financial Stock are distributed. The period during which the put option is exercisable shall not include any time when a holder is unable to exercise the put option because the Company is prohibited from honoring the put option by federal or state law.

(c)
To exercise the put option, the holder shall notify the Company in writing that the put option is being exercised. The Company shall determine whether or not it is precluded from honoring the put option by federal or state law, and shall so notify the Participant.

(d)
Upon receipt of such notice, the Company shall tender to the holder the fair market value either in a lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within 30 days following the date the put option is exercised and ending not more than five years after the date the put option is exercised.

(e)
The Plan is not bound to purchase TCF Financial Stock pursuant to the put option, but the Funding Agency may cause the Plan to assume the Company’s rights and obligations to acquire TCF Financial Stock under the put option.

(f)
For the purposes of subsection (d), fair market value shall be determined in good faith and on the basis of all relevant factors for determining the fair market value of securities and in accordance with the requirements of 26 C.F.R. § 54.4975‑11(d)(5). In addition, TCF Financial Stock shall be valued by an independent appraiser meeting the requirements of Code section 170 in accordance with the requirements of Code section 401(a)(28). In the case of a transaction between the Plan and a disqualified person, fair market value must be determined as of the date of the transaction. In all other cases, fair market value shall be determined as of the most recent Valuation Date.

(g)
For the purposes of this section, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as one not subject to such restrictions.

Sec. 10.18    No Other Restrictions on Qualifying Employer Securities. Except as provided in Sec. 10.17, no options, buy‑sell arrangements, puts, calls, rights of first refusal or other restrictions on alienability shall attach to any TCF Financial Stock acquired with the proceeds of an Exempt Loan and distributed hereunder or held by the Funding Agency, whether or not the stock bonus portion of this Plan continues to be an employee stock ownership plan. Any put option extended under Sec. 10.17 shall continue in force notwithstanding that an Exempt Loan is repaid or that the stock bonus portion of this Plan ceases to be an employee stock ownership plan.
Sec. 10.19    Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to the eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply for purposes of this Section:

(a)
“Eligible rollover distribution.” An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (3) any hardship distribution (as described in section 401(k)(2)(B)(i)(IV) of the Code) that is made after December 31, 1998; (4) the portion of any distribution that is not includible in gross income of the recipient (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (5) any other distributions that are reasonably expected to total less than $200 during a year; provided, however, that in the case of a distribution to a designated beneficiary who is not the employee’s surviving spouse, the distribution must be made in the form of a direct trustee-to-trustee transfer to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a), or an annuity contract described in Code section 403(b), that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b)
“Eligible retirement plan.” An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p). However, in the case of an eligible rollover distribution to a designated beneficiary who is not the employee’s surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective as of January 1, 2008, a Roth IRA described in Code section 408A is also an eligible retirement plan. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account or a Roth IRA.

(c)	“Distributee.” A distributee includes an employee or former employee. In addition:

(1)
the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

(2)
the designated beneficiary (as defined in Code section 401(a)(9)(E), including trusts maintained for the benefit of one or more designated beneficiaries to the extent permitted by Treasury regulations) of an employee or former employee is a distributee with regard to the interest of the designated beneficiary.

(d)	“Direct rollover.” A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
In the event of a mandatory lump sum distribution greater than $1,000 that is made on or after March 28, 2005 but before January 1, 2009 in accordance with the provisions of Section 10.1, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan will pay the distribution in a direct rollover to an individual retirement plan designated by the Company.

Sec. 10.20    Minimum Distribution Requirements.

(a)	General Rules.

(1)
Precedence. The requirements of this Section 10.20 will take precedence over any inconsistent provisions of the Plan; however, the provisions of this Section will not create any distribution option that is not otherwise available under the Plan.

(2)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 10.20 will be determined and made in accordance with the Treasury Regulations under Code section 401(a)(9).

(3)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 10.20, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. For purposes of this subsection (b)(2) and subsection (d), distributions are considered to begin on the Participant’s Required Beginning Date.

(3)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Income Tax Regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Income Tax Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the

Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subsection (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death on or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
Death Before Date Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)
Special Rules for Direct Rollover Distributions to Nonspouse Beneficiaries. The following rules apply in the case of a distribution to a nonspouse Beneficiary that is made in the form of a direct rollover pursuant to Sec. 10.19.

(1)
Death Before Date Distributions Begin. If the Participant dies before his or her Required Beginning Date, the amount eligible for rollover with respect to a nonspouse Beneficiary shall be determined under the five-year rule described in subsection (d)(2). Under this rule, no amount is required to be distributed until the fifth calendar year following the year of the Participant's death. In that year, the entire amount to which the Beneficiary is entitled under the Plan must be distributed.

(2)
Death On or After Date Distributions Begin. If a Participant dies on or after his or her Required Beginning Date, for the year of the Participant's death, the required minimum distribution is the same as the amount that would have applied if the Participant were still alive and elected a Direct Rollover. For the year after the year of the Participant's death and subsequent years, the applicable distribution period under subsection (d)(l) shall be used to calculate the required minimum distribution. The amount not eligible for rollover shall include all undistributed required minimum distributions for the year in which the direct rollover occurs and any prior year, including years before the Participant's death.

(f)
2009 Required Minimum Distributions. Notwithstanding the rest of Section 10.20 of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009, but for the enactment of Section 401(a)(9)(H) of the Internal Revenue Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, a direct rollover will be offered only for distributions that would be Eligible Rollover Distributions (as described in Section 10.8 of the Plan) without regard to Section 401(a)(9)(H) of the Internal Revenue Code.

(g)	Definitions.

(1)
Designated Beneficiary. The individual who is designated as the Beneficiary under Article VIII of the Plan and is the Designated Beneficiary under Code section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Income Tax Regulations.

(2)
Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Income Tax Regulations.

(4)
Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 10.1(b)(2) of the Plan.
ARTICLE XI

MANAGEMENT OF FUNDS
Sec. 11.1    Composition. The stock bonus portion of the Plan is designed to invest primarily in TCF Financial Stock; however, the TCF Financial Stock Fund is designed to invest exclusively in TCF Financial Stock, except to the extent otherwise permitted by Section 11.6. All sums of money and all securities and other property received by the Funding Agencies for purposes of the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund.” The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan. Commencing July 1, 2012, the Plan is a single plan consisting of two parts: (i) a profit sharing portion consisting of those portions of Accounts which at that point in time are invested in assets other than the TCF Financial Stock Fund, and (ii) a stock bonus portion consisting of those portions of Accounts which at that same point in time are invested in the TCF Financial Stock Fund, with the stock bonus portion being an employee stock ownership plan that is designed to invest primarily in the TCF Financial Stock Fund. If for any purpose it is necessary to determine the value of an asset in the Fund for which fair market value is not available, the value of such asset shall be its fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. Notwithstanding the foregoing, the Company may suspend or prohibit further acquisition of TCF Financial Stock by the Plan if necessary to comply with stock ownership limits of the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation, under their rules or policies.

Sec. 11.2    Funding Agency. The Fund may be divided into any number of parts for investment purposes. Each part of the Fund shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by TCF Financial. TCF Financial shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. TCF Financial shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions under which the trustee is authorized to make investments on direction of a third party.
Sec. 11.3    Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.
Sec. 11.4    Funding Policy. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.
Sec. 11.5    No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include, by way of example and not as a limitation, premiums for the bonding of Plan officials required by ERISA. Such expenses may also include, by way of example and not as a limitation, attorneys fees incurred in connection with amending the Plan to comply with legislative, case law and regulatory developments; annual audit of the Plan performed by a certified public accountant; the fees of an outside consultant performed in connection with the administration of the Plan (e.g., preparation of benefit statements to Participants); reasonable fees of the Funding Agency; and fees paid to members of any committee (if established) administering the Plan, except that no such payment may be made to an employee who is already receiving full-time pay from a Participating Employer. Notwithstanding the foregoing, an expense shall not be deemed a reasonable expense of administering the Plan if it is incurred for the benefit of a Participating Employer, including, but only by way of example, expenses relating to the establishment, termination and design of the Plan. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

(a)
If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)	Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding

Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)	Contributions (and earnings thereon) by the Participating Employers may be refunded to Participants as provided in Sec. 5.5, Sec. 5.6 or Sec. 5.7.

(d)
Shares of TCF Financial Stock pledged to secure an Exempt Loan may be distributed to any lender of such an Exempt Loan in order to comply with the terms of such Loan in the event of default on the Loan and foreclosure by the lender on such shares as collateral.

(e)
Amounts remaining in a suspense account established pursuant to Article VI upon the termination of the Plan shall be returned to the Company after all of the Plan’s liabilities to Participants and their Beneficiaries have been satisfied.

In the case of any such return of contribution, the Company shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.
Sec. 11.6    Description of TCF Financial Stock Fund. The TCF Financial Stock Fund shall consist exclusively of shares of Common Stock of TCF Financial Corporation, except for cash or cash equivalent investments held for the limited purpose of making cash distributions to Participants or pending the investment of contributions or other cash receipts in Common Stock. The TCF Financial Stock Fund shall be invested under the procedures described herein.

(a)
Investment in TCF Financial Stock shall be made from time to time by the Funding Agency on the open market through brokers or by purchase from securities dealers or by private purchase at such prices and in such amounts as the Funding Agency may determine in its absolute and uncontrolled discretion; provided, however, that no private purchase of such shares shall be made at a total cost greater than the total cost (including brokers’ fees and other expenses of purchase) of purchasing such shares at the then prevailing price of such shares in the open market, such prevailing price to be determined by the Funding Agency as nearly as practicable, or, if such shares should be listed on a national or regional securities exchange, or on the NASDAQ quotation system, such prevailing price to be the closing price on such exchange or system on the date of such private purchase or, if such shares were not traded on such date, the next subsequent date on which such shares were traded. The Funding Agency is authorized to utilize a number of different broker‑dealers and to utilize staggered purchases as necessary in order to prevent possible increased costs of acquiring TCF Financial Stock if these procedures are not used. The Funding Agency also may, in its discretion, limit the daily volume of its purchases or sales of shares of TCF Financial Stock to the extent that such action is deemed by it to be in the best interest of the Participants.

(b)
TCF Financial Stock may be purchased from TCF Financial and contributions and contributions hereunder may be made in the form of TCF Financial Stock, provided that no officer or director of the Company, or an associate thereof, receives an allocation of any such shares in contravention of rules or policies of the Comptroller of the Currency or the Federal Deposit Insurance Agency, as the Funding Agency is so advised by the Company. If TCF

Financial Stock is purchased from TCF Financial, the purchase will be made at the closing price of a share of TCF Financial Stock on the New York Stock Exchange for the business day immediately preceding the transaction, and no commission is charged to Plan assets in connection with any purchase of said Stock from TCF Financial. No TCF Financial Stock shall be purchased from a seller electing non‑recognition treatment under Code section 1042.

(c)
It is contemplated that from time to time the Funding Agency may hold funds in the TCF Financial Stock Fund temporarily awaiting investment in shares of TCF Financial Stock. Such funds may, pending such investment, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including corporate obligations or participations therein, and the Funding Agency’s short term collective investment fund. Any rights, warrants or options issued with respect to TCF Financial Stock held in the Fund shall be exercised or sold as the Funding Agency may determine.

Sec. 11.7    Reinvestment; Pass‑through of Dividends. Income on and proceeds of sales of investments of the TCF Financial Stock Fund shall be reinvested by the Funding Agency in the same Fund, except that any dividends paid on TCF Financial Stock (other than dividends paid on TCF Financial Stock held in an Advance Contribution Account or “trailing” dividends distributable to a Participant who has previously received distribution of the remainder of his Account) shall be:

(a)	distributed to the Participant or Beneficiary in proportion to the Participant’s or Beneficiary’s interest in the TCF Financial Stock Fund as of the record date for the dividend; or

(b)	reinvested in the TCF Financial Stock Fund for the benefit of the Participant or Beneficiary to whom they would otherwise have been distributed;
as elected by the Participant or Beneficiary in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer.
All dividends distributed pursuant to this section shall be distributed in the form of cash. Dividends may be distributed on or about the date of payment of the dividend by TCF Financial, or in the discretion of the Company, dividends may be accumulated from two or more calendar quarters of the same fiscal year and distributed at one time, provided that such distribution occurs no later than 90 days after the end of the Plan Year in which they were paid, as the Company directs from time to time. The Funding Agency may invest funds contributed to the Plan in the Funding Agency’s short term collective investment fund in such amount as the Company determines and reports to the Funding Agency will be necessary in order to provide sufficient liquidity for the distribution of dividends in the form of cash.
Sec. 11.8    Uninvested Cash. A Funding Agency may, in its discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it considers necessary or desirable for the proper administration of such Fund and may deposit any uninvested funds with itself or any bank.
Sec. 11.9    Crediting of Contributions to TCF Financial Stock Fund. Except to the extent a Participant directs the investment of such contributions into other permitted investments pursuant to Sec. 11.11, all 401(k) Contributions, After-tax Contributions, Matching Contributions, 100% Vested Company Money Accounts, Employer Discretionary Contributions, Additional Employer Contributions, Rollover

Contributions and Transfer Contributions credited to a Participant’s Accounts shall be part of the TCF Financial Stock Fund.
Sec. 11.10    Leveraging of Plan.

(a)
Leveraged acquisitions of TCF Financial Stock. The Funding Agency, with the prior concurrence of the Company, is authorized to enter into an Exempt Loan. No such loan shall be entered into, however, unless the Company certifies to the Funding Agency that periodic payments due on such loan do not exceed the amounts of reasonably projected employer contributions to the Plan over the period of such loan, as determined by the Company. Also, no such loan shall be entered into if the Company is a lender or guarantees repayment of such loan. Any such loan may be guaranteed by TCF Financial Corporation, however, and TCF Financial Corporation may be a lender of such a loan. The proceeds of any Exempt Loan shall be invested as provided in Sec. 2.12 or 2.14, as applicable. All shares of TCF Financial Stock acquired with the proceeds of an Exempt Loan and held to secure payment of an Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released from such encumbrance. An Exempt Loan may only be repaid by employer contributions to the Plan; employee contributions may not be applied to the repayment of any such loan.

(b)
Allocation of TCF Financial Stock to Accounts. The shares of TCF Financial Stock which are released from encumbrance on account of loan payments made with Employer Contributions shall be allocated as of the Valuation Date for which the Employer contribution was made, in accordance with Article VI.

(c)
Disposition of Shares. If shares of TCF Financial Stock which are acquired with the proceeds of an Exempt Loan are sold before being released from the Unallocated Reserve, the proceeds of the sale shall be applied to the payment of principal and interest on the shares which are sold. Shares of TCF Financial Stock that are released from encumbrance as a result of such payments, and any remaining sale proceeds, shall be treated as general investment gain of the Fund and shall be allocated to the Accounts of Participants as of the next Valuation Date in proportion to the balance then credited to each such Account, to the extent that such allocation is determined to be permissible under applicable law at the time of the sale.

(d)
Application of Dividends. Dividends received on TCF Financial Stock held in the Unallocated Reserve and acquired with the proceeds of an Exempt Loan may be used to repay the Exempt Loan, or may be distributed to Participants pursuant to Sec. 11.7, as the Company so directs. To the extent such dividends are not used to repay an Exempt Loan or distributed to Participants, they shall be treated as general investment gain of the Fund. Such gain shall be applied to the purchase of TCF Financial Stock and allocated to the Accounts of Participants as of the next Valuation Date in proportion to the balance then credited to each such Account.

Sec. 11.11    Diversification of Investments.

(a)
Non-Matching Contribution Accounts. A Participant, and the Beneficiary of any deceased Participant, may direct the Trustee in the investment of the Contributions made by or on behalf of the Participant (other than Matching Contributions), and of the amounts from time to time credited to the Participant’s Accounts (other than the Participant’s Matching Account), among such investments or investment funds as may be permitted by the Company. Contributions that are made by or on behalf of such a Participant who has not made a valid investment direction shall be invested in the TCF Financial Stock Fund. Amounts credited to a

Participant’s GOLF 401(k) Plan Account with respect to which the Participant has not made a valid investment direction following the transfer of the assets from the separate trust fund previously established with respect to the Gateway One Lending & Finance 401(k) Plan shall be invested in the TCF Financial Stock Fund.

(b)	Matching Contribution Accounts.

(1)
Prior to January 1, 2007, a Participant who is an Active Participant on or after December 1, 2004 and who has been credited with five or more Years of Vesting Service, and the Beneficiary of any such deceased Participant, may direct the Trustee in the investment of the amounts from time to time credited to the Participant’s Matching Account among such investments or investment funds as may be permitted by the Company.

(2)
Commencing on January 1, 2007 and prior to June 1, 2008, any Participant who has been credited with three or more Years of Vesting Service, and the Beneficiary of any deceased Participant, may also direct the Trustee in the investment of the Participant’s or Beneficiary’s Matching Account among such investments or investment funds as may be permitted by the Company.

(3)
Commencing on June 1, 2008, any Participant, and the Beneficiary of any deceased Participant, may direct the Trustee in the investment of the Participant’s or Beneficiary’s Matching Account among such investments or investment funds as may be permitted by the Company.

Matching Contributions that are made on behalf of such a Participant shall initially be invested in the TCF Financial Stock Fund, but may thereafter be diversified as provided in this paragraph (b).

(c)
Investment Options. Participants and Beneficiaries who are permitted to direct the Trustee in the investment of their Accounts may choose from among such investments or investment funds as may be permitted by the Company; provided, that commencing on January 1, 2007, the Plan shall offer at least three investment options in addition to the TCF Financial Stock Fund, each of which is diversified and each of which has materially different risk and return characteristics.

(d)
Procedures for Directing Investments. Participants’ and Beneficiaries’ investment directions shall be made in accordance with such procedures as shall be established by the Company. It is intended that such procedures will comply with the requirements of ERISA Section 404(c) and, commencing on January 1, 2007, Code Section 401(a)(35). As of each Valuation Date, the value of the Accounts of Participants who have directed the investment of their Accounts into investments other than TCF Financial Stock shall be adjusted to reflect the increase or decrease in the value of, and the amount of any income from, such directed investments. The Plan shall provide reasonable divestment and reinvestment opportunities at least quarterly. Furthermore, except as permitted by Code Section 401(a)(35) and the regulations issued thereunder, the Plan may not impose restrictions or conditions on the investment of TCF Financial stock which the Plan does not impose on the investment of other Plan assets.

(e)	Restrictions on Investment Directions. Notwithstanding anything in this Sec. 11.11 to the contrary, a Participant who is subject to ‘short swing profits’ liability under Section 16 of the

Securities and Exchange Act of 1934 will not be permitted to change the investment of his or her existing Account balances in the TCF Financial Stock Fund unless at least six months has expired since the Participant’s last election under this Plan (or under any other plan of a Participating Employer) to effect a ‘Discretionary Transaction’ (as defined in SEC Rule 16b-3) which was:

(1)	an acquisition of TCF Financial Stock, if the current transaction involves a transfer of funds out of the TCF Financial Stock Fund; or

(2)	a disposition of TCF Financial Stock, if the current transaction involves a transfer of funds into the TCF Financial Stock Fund.
This limitation shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to prohibit distributions on account of a Participant’s termination of employment, disability, retirement or death.
ARTICLE XII

ADMINISTRATION OF PLAN
Sec. 12.1    Administration by Company. The Company is the “administrator” of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

(a)	The Board.

(b)	The chief executive officer of the Company.

(c)
Any person or persons, natural or otherwise, department or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board, or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons, department or committee shall be within the scope of said allocation.

The Company shall have sole and exclusive discretion in performing its duties pursuant to the Plan; provided, that it may not exercise such discretion in a manner that is inconsistent with any express provision of the Plan. The Company shall have absolute discretion in deciding the meaning of unclear or ambiguous provisions in the Plan, and its final decisions shall be conclusive and binding unless they are found by a court of competent jurisdiction to have been arbitrary and capricious.
Sec. 12.2    Certain Fiduciary Provisions. For purposes of the Plan:

(a)	Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)
A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)
To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)
At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(e)
Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)
A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan, and for the reimbursement of expenses properly paid by the fiduciary on behalf of the Plan, and to payment thereof from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full‑time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.
Sec. 12.3    Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees of any Participating Employer.
Sec. 12.4    Evidence. Evidence required of anyone under this Plan may be certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.
Sec. 12.5    Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors, determining an appropriate and reasonable correction by taking into account, as applicable, any requirements under the Income Tax Regulations and the Employee Plans Compliance Resolution System (EPCRS) program for which the Plan is eligible. Such adjustments shall be final and binding on all persons. Any return of contribution due to mistake of fact will be subject to Sec. 11.5.
Sec. 12.6    Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.
Sec. 12.7    General Fiduciary Standard. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
Sec. 12.8    Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.
Sec. 12.9    Bonding. Plan personnel shall be bonded to the extent required by ERISA or for such larger amounts as the Company may determine in its discretion. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premiums for required bonding shall be paid by such person.
Sec. 12.10    Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto. Any requirement herein that a notice or other communication be given in writing shall be construed as permitting the notice or communication to be given through an electronic medium; provided, however, that any electronically delivered notice or communication shall comply with any applicable regulations of the U.S. Internal Revenue Service or Department of Labor concerning “paperless” communications.
Sec. 12.11    Agent for Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.
Sec. 12.12    Effect of Criminal Conviction. Persons who have been convicted of a crime shall not be permitted to serve as administrator, fiduciary, officer, trustee, custodian, counsel, agent, or employee of or as a consultant to the Plan, if prohibited from so serving by ERISA.
Sec. 12.13    Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of a governing body, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. In lieu or in addition to providing indemnification, the Company may purchase insurance for such individuals.
ARTICLE XIII

AMENDMENT, TERMINATION, MERGER
Sec. 13.1    Amendment. Subject to the non‑diversion provisions of Sec. 11.5 the Company, by action of the Board, or by action of a person or Committee so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No amendment of the Plan shall:

(1)	have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent;

(2)	reduce the nonforfeitable percentage of any Participant’s Accounts; or

(3)	reduce any Participant’s “Section 411(d)(6) protected benefits,” except to the extent permitted under Code section 411(d)(6).
The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption to each Funding Agency then acting. The Company also agrees that promptly upon adoption of the amendment it will give notice of the amendment to each other Participating Employer.
Sec. 13.2    Discontinuance of Joint Participation in Plan By a Participating Employer. A Participating Employer, by action of its board of directors or other governing body, and on appropriate written notice to the Company and each Funding Agency then acting, may discontinue its joint participation in the Plan with the other Participating Employers. Discontinuance of joint participation in the Plan by a Participating Employer shall also be effected if it fails to make its contributions pursuant to the provisions of Article VI or if at any time it ceases to be affiliated with the Company. The Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words “Participating Employer,” “Participating Employers,” and “Company” shall thereafter be considered to refer only to the withdrawing employer. Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.
Sec. 13.3    Reorganization of Participating Employers. In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a complete discontinuance of contributions to the Plan. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.
Sec. 13.4    Permanent Discontinuance of Contributions. A Participating Employer, by action of its board of directors or other governing body, may completely discontinue its contributions in support of the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee of such employer shall become a Participant after such discontinuance, and (ii) each Participant shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.
Sec. 13.5    Termination.

(a)
A Participating Employer, by action of its board of directors or other governing body, may terminate the Plan as applicable to such Participating Employer and its employees. After such termination no employee of such employer shall become a Participant and no contributions shall be made by it. The Company, by action of its Board, may terminate the Plan as to all Participating Employers and their employees. Each affected Participant shall be 100% vested in the Participant’s Accounts.

(b)
If the Plan is terminated as to fewer than all of the Participating Employers, subject to the provisions of paragraph (a), all of the provisions of the Plan shall continue in effect as to the affected Participants, and upon their entitlement thereto distributions shall be made to such Participants in accordance with the provisions of Article X.

(c)
As soon as administratively feasible following the Plan’s termination as to all of the Participating Employers (or, if later, the date as of which the Internal Revenue Service issues a determination letter to the effect that the termination of the Plan will not adversely affect its tax qualified status), the Company shall establish a date (the “liquidation date”) as of which the Fund shall be valued and all Accounts shall be adjusted in the manner provided in Article VII. Prior to the liquidation date, any unallocated Forfeitures that have not theretofore been applied to the payment of expenses pursuant to Sec. 9.2(b) or allocated pursuant to Sec. 6.5(c) shall be allocated among Participants in the ratio that each Participant’s Compensation during the portion of the Plan Year ending on the liquidation date bears to the aggregate Compensation of all Participants during such period. Subject to the provisions of Sec. 10.5(d), the assets of the Plan shall then be distributed to Participants as provided in Article X hereof as though each Participant’s employment had terminated on the liquidation date.

Sec. 13.6    Partial Termination. If there is a partial termination of the Plan as to a Participating Employer, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, and each Participant with respect to whom the partial termination applies shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.
Sec. 13.7    Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed. In no event shall a Participant’s Account balances be transferred to another plan unless the transfer complies with the requirements of Code sections 401(k) and 411(d)(6).
Sec. 13.8    Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Company or a Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

(a)
Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under section 401(a) of the Code; and

(b)	Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.
ARTICLE XIV

TOP‑HEAVY PLAN PROVISIONS
Sec. 14.1    Key Employee Defined. “Key Employee” means any employee or former employee (including any deceased employee) of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year.
Sec. 14.2    Determination of Top-Heavy Status. The top‑heavy status of the Plan shall be determined according to the following standards and definitions:

(a)	The Plan is a Top‑Heavy Plan for a Plan Year if either of the following applies:

(1)	If the top‑heavy ratio for this Plan exceeds 60 percent.

(2)	If this Plan is part of a required aggregation group of plans and the top‑heavy ratio for this group of plans exceeds 60 percent.
Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top‑Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top‑heavy ratio does not exceed 60 percent.

(b)	The “top‑heavy ratio” shall be determined as follows:

(1)	If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the five‑year period ending on the determination date has had accrued benefits, the top‑heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five‑year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five‑year period ending on the determination date) as of the determination date, both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top‑heavy ratio shall be adjusted to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(2)
If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the five‑year period ending on the determination date has had accrued benefits, the top‑heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plan or plans, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all Key Employees as of the determination date, and the denominator of which is the sum of the account balances under the defined contribution plan or plans for all employees, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all employees as of the determination date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top‑heavy ratio shall be adjusted for any distribution of an accrued benefit made in the five‑year period ending on the determination date.

(3)
For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12‑month period ending on the determination date, except as provided in Code section 416 and regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with an hour of service with any employer maintaining the plan at any time during the five‑year period ending on the determination date will be disregarded. The calculation of the top‑heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top‑heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. Solely for the purpose of determining whether the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Participant who is not a Key Employee shall be determined under: (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the employer; or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code section 411(b)(1)(C).

(4)
Any distribution due to severance from employment, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b). Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(a)(2)(A)(i).

(c)
“Required aggregation group” means (i) each qualified plan (whether or not terminated) of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

(d)
“Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e)
“Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of the year is the determination date.

(f)	The “determination period” for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

(g)	The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top‑heavy ratio.

(h)
For purposes of establishing the “present value” of benefits under a defined benefit plan to compute the top‑heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

(i)	An “hour of service” is an hour for which an employee would be entitled to credit for an Hour of Service under Labor Department Regulations Section 2530.200b‑2(a) or (b).

(j)
If an individual has not performed any services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year commencing prior to 2002, or during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Sec. 14.3    Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top‑Heavy Plan, the employer contributions and Forfeitures allocated to each employee of a Participating Employer who is not a Key Employee, who was a Participant or who met the eligibility requirements for enrolling as a Participant during the Plan Year and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

(a)	The minimum amount shall be the amount equal to that percentage of the Participant’s compensation for the Plan Year which is the smaller of:

(1)
3 percent (which percentage shall be increased to 5 percent for any Plan Year during which the Participant also participates in a Top-Heavy defined benefit plan maintained by a Participating Employer).

(2)	The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

(b)	For purposes of this section, a Participant’s compensation for a Plan Year is as defined in Sec. 6.7(d).

(c)
Elective deferrals made by a Key Employee under a cash or deferred arrangement described in Code section 401(k), and matching contributions (within the meaning of Code section 401(m)) made on behalf of a Key Employee, shall be treated as an employer contribution for the purpose of determining the amount of the minimum contribution required pursuant to this Section. Any employer contribution attributable to an elective deferral or similar arrangement may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). However, commencing January 1, 2002, Matching Contributions under this Plan (and employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of subsection (a)) may be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). Matching Contributions that are used to satisfy subsection (a) shall be treated as employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(d)
This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top‑Heavy Plans will be satisfied.

Sec. 14.4    Vesting Schedule. If the Plan is a Top‑Heavy Plan, a Participant’s vested accrued benefit under the Plan derived from employer contributions shall be the greater of the vested accrued benefit attributable to such contributions determined under Sec. 9.2 or the vested accrued benefit determined under the following subsections:

(a)	Subject to the following subsections, the vested percentage applied to the Participant’s Accounts attributable to employer contributions shall be determined from the following table:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%
(b)Years of Vesting Service for purposes of this section shall be as defined in Sec. 3.5.

(c)	This section shall not apply to a Participant who has no Hours of Service after the Plan becomes a Top‑Heavy Plan.

(d)
If the Plan ceases to be a Top‑Heavy Plan and continues to be a non‑Top‑Heavy Plan until the Participant’s Termination of Employment, the Participant’s Accounts attributable to employer contributions for purposes of this section shall not include the portion of such Accounts attributable to employer contributions for periods after such cessation. However, the purposes of Sec. 9.2(e), the vesting schedule of the Plan shall be deemed to have been amended effective as of the first day of the Plan Year following the last Plan Year for which the Plan was a Top‑Heavy Plan.

Sec. 14.5    Definition of Employer. For purposes of this Article XIV, the term “employer” means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.
Sec. 14.6    Exemption For Collective Bargaining Unit. Sections 14.3 and 14.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.
ARTICLE XV

MISCELLANEOUS PROVISIONS
Sec. 15.1    Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.
Sec. 15.2    Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.
Sec. 15.3    Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.
Sec. 15.4    Gender. Any references to the masculine gender include the feminine and vice versa.
Sec. 15.5    Use of Compounds of Word “Here”. Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.
Sec. 15.6    Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.